EXHIBIT 10.46

OFFICE BUILDING LEASE AGREEMENT

ISE LABS, INC.

AND

JER/BRE AUSTIN TECH L.P.

AT

The Domain
Austin, Texas

TABLE OF CONTENTS

1.	Definitions and Basic Provisions	1
2.	Lease Grant	1
3.	Rent and Security Deposit	1
4.	Landlord’s Obligations	2
5.	Leasehold Improvements	3
6.	Use	3
7.	Tenant’s Repairs and Alterations	3
8.	Assignment and Subletting	3
9.	Indemnity	4
10.	Subordination	4
11.	Rules and Regulations	4
12.	Inspection	4
13.	Condemnation	5
14.	Fire or Other Casualty	5
15.	Holding Over	5
16.	Taxes on Tenant’s Property	5
17.	Events of Default	5
18.	Remedies	5
19.	Surrender of Premises	6
20.	Attorney’s Fees	6
21.	Landlord’s Lien	6
22.	Mechanic’s Liens	6
23.	No Subrogation-Liability Insurance	7
24.	Brokerage	7
25.	Change of Building Name	7
26.	Estoppel Certificates	7
27.	Notices	7
28.	Separability	7
29.	Amendments; Binding Effect	7
30.	Quiet Enjoyment	8
31.	Gender	8
32.	Joint and Several Liability	8
33.	Personal Liability	8
34.	Certain Rights Reserved by Landlord	8
35.	Notice to Lender	8
36.	Captions	8
37.	Miscellaneous	8
38.	Force Majeure	9
39.	Applicable Law	9
40.	Third Party Rights	9
41.	Exhibits and Attachments	9

Exhibit A – Outline of Premises
Exhibit B – Legal Description
Exhibit C – Rules and Regulations
Exhibit D – Condition of the Premises and Tenant Improvements
Exhibit D-1 – Base Building Specifications
Exhibit D-2 – Landlord’s Construction Specifications
Exhibit E – Parking
Exhibit F – Component Charges
Exhibit F-1 – Estimated Component Charges for 2001
Exhibit G – Special Provisions
Exhibit H – Janitorial Service

OFFICE BUILDING LEASE AGREEMENT

     THIS LEASE AGREEMENT is entered into as of the Lease Date set forth in the Basic Lease Information by and between JER/BRE Austin Tech L.P., a Delaware limited partnership (hereinafter called “Landlord”) and ISE Labs, Inc., a California corporation (hereinafter called “Tenant”).

WITNESSETH:

     1.     DEFINITIONS AND BASIC PROVISIONS. The definitions, information and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes and shall be used in conjunction with the provisions of this Lease. As used herein, the term “Net Rentable Area” or “NRA” shall mean the Useable Square Footage contained in the Premises with an add-on factor of 16.5%. The Useable Square Footage of the Premises shall mean and refer to all floor area under the roof of the Building and measured to the “Exterior Building Wall” (which shall mean the outside surface of the outer glass or midpoint of the wall in the absence of glass of the exterior wall of the Building) and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator lobbies, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities which are intended for the use of all tenants on the particular floor. The Net Rentable Area contained in the Premises as shown in the Basic Lease Information is hereby stipulated by Landlord and Tenant to be accurate and correct for all purposes.

     2.     LEASE GRANT. Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the Premises commencing on the first to occur of (i) the date upon which Tenant occupies any portion of the Premises for the conduct of Tenant’s business operations, or (ii) sixty (60) days following the date upon which Landlord delivers possession of the Premises to Tenant for construction of its Tenant improvements (as described in EXHIBIT D) (the “Commencement Date”) and ending on the last day of the Lease Term unless sooner terminated as herein provided. Landlord agrees to deliver to Tenant possession of the Premises in accordance with the Base Building Specifications attached hereto as Exhibit D-1 within ten (10) days after this Lease has been fully executed by the parties (the “Delivery Date”). If the Premises are not delivered to Tenant within said time period, for any reason whatsoever other than the failure of Landlord to deliver possession even though the Premises are available, Landlord shall not be deemed to be in default hereunder, and Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same and this Lease shall continue for the lease Term specified in the Basic Lease Information. Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises to Tenant within (i) 30 days after this Lease has been fully executed by the parties, then the Rent Commencement Date (defined below) shall be delayed one (1) day for each day past such 30th day on which such delivery occurs; and (ii) 60 days after this Lease has been fully executed by the parties, then Tenant, in addition to any other rights and remedies available at law or in equity, shall have the right to terminate this Lease upon notice to Landlord (so long as such notice is received by Landlord prior to delivery of possession of the Premises to Tenant), in which case any prepaid Rent, Security Deposit and other sums paid by Tenant to Landlord will be immediately refunded by Landlord to Tenant. Within fifteen (15) days after Tenant’s receipt of a request from Landlord, Tenant agrees to give Landlord a letter confirming the Commencement Date and certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord’s obligations hereunder, except with respect to latent defects of which Tenant discovers and delivers notice to Landlord within one (1) year after occupying the Premises.

     3.     RENT AND SECURITY DEPOSIT. In consideration of this Lease, Tenant promises and agrees to pay Landlord the Adjusted Rental, which is the sum of the monthly Basic Rental and monthly estimated Component Charges (subject to adjustment as hereinafter provided) without deduction or setoff, for each month of the entire Lease Term, subject to the free rent period during the first 3 months following the Commencement Date. Adjusted Rental shall be payable as follows: (a) one such monthly installment (which installment shall be credited as payment for the first (1st) full calendar month of the Lease term following the Rent Commencement Date) shall be payable by Tenant to Landlord contemporaneously with the execution of this Lease; (b) on the Commencement Date and on the thirtieth (30th) and sixtieth (60th) day following the Commencement Date, Tenant shall pay the portion of the estimated Component Charges payment applicable to electricity and CUP utilities (as defined below) for a thirty (30) day period (the “Estimated Utilities Payment”) to Landlord; and (c) on the first business day after the ninetieth (90th) day following the Commencement Date (the “Rent Commencement Date”), a partial monthly installment of Adjusted Rental (based on the number of days remaining in such month) shall be due and payable without demand, and on the first day of the second (2nd) full calendar month following the Rent Commencement Date, Tenant shall pay a monthly installment of Adjusted Rental to Landlord and continuing thereafter on or before the first day of each succeeding calendar month during the Lease Term hereof [or, if the Rent Commencement Date is on the first day of a calendar month, then no monthly installment of Adjusted Rental shall be due and payable on the Rent Commencement Date, and on the first day of the next full calendar month following the Rent Commencement Date, Tenant shall pay a monthly installment of Adjusted Rental to Landlord and continuing thereafter on or before the first day of each succeeding calendar month during the Lease Term hereof]. In the event any installment of the Adjusted Rental, or any portion thereof, is not received within five (5) days after written notice therefor from Landlord (excluding any notice sent prior to the due date of such Adjusted Rental), then (without in any way implying Landlord’s consent to such late payment) Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of the Adjusted Rental, a late payment charge equal to five percent (5%) of the installment of the Adjusted Rental, or portion thereof, which is overdue, it being understood that said late payment charge shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late installment payments of the Adjusted Rental which become owing by Tenant to Landlord hereunder and provided that Landlord shall only be obligated to give Tenant written notice of any such late payment once in any twelve (12) month period, and thereafter Tenant shall pay such late payment charge immediately alter failure to timely make such payment without requirement of notice from Landlord. In addition, if Tenant fails to pay any installment of Adjusted Rental, or any portion thereof, within thirty (30) days after the due date thereof, or fails to pay any other sum (other than Adjusted Rental) within 30 days after such payment is due which at any time becomes due to Landlord under any provision of this Lease, then, in either such event, Tenant shall pay Landlord interest on such overdue amounts from the due date thereof until paid at an annual rate (the “Past Due Rate”) which equals the lesser of (i) eighteen percent (18%) or (ii) the highest rate then permitted by law.

     The Security Deposit shall be payable by Tenant to Landlord contemporaneously with the execution of this Lease. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant; Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of Rent or other amounts due hereunder and any other damage, injury, expense or liability caused to Landlord by such event of default after Tenant’s receipt of written notice of such a default by Tenant and the expiration of the applicable cure period. Following any such application of the Security Deposit, Tenant shall pay to Landlord within 10 days after demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant within a reasonable period of time after the expiration of this Lease, not to exceed 30 days. If Landlord transfers its interest in the Premises during the Lease Term, Landlord will assign the Security Deposit to the transferee and, thereafter, shall have no further liability for the return of such Security Deposit.

     4.     LANDLORD’S OBLIGATIONS.

     a.     Subject to the limitations hereinafter set forth, Landlord agrees to furnish Tenant facilities to provide (i) water (hot, cold and refrigerated) at those points of supply provided for general use of tenants in the Building; (ii) heated and refrigerated air conditioning (humidified to the specifications stated in EXHIBIT D-1 attached hereto) at all times and at such temperatures and in such amounts which meet the HVAC specifications stated in EXHIBIT D-1 attached hereto, such service at hours other than Customary Business Hours to be furnished upon request by Tenant (which may be made in person to the property manager or by telephone), it being acknowledged that Tenant operates and may need such service 24 hours each day, and Tenant shall bear the entire actual cost thereof; (iii) janitorial service to the Premises and the common areas as described in EXHIBIT H attached hereto on weekdays other than Holidays (as hereinafter defined) and window-washing as described in EXHIBIT H attached hereto; (iv) operatorless passenger elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during Customary Business Hours for the Building; (v) replacement of Building Standard light bulbs and fluorescent tubes; and (vi) chilled water, steam and compressed air. In addition, Landlord agrees to maintain the public and common areas of the Building, such as lobbies, stairs, corridors, and restrooms, in reasonably good order and condition. If Tenant shall desire any of the services specified in this Paragraph 4 at any time or in an amount other than times or amounts herein designated, such excess service or services shall be supplied to Tenant, subject to availability in the case of extra janitorial service, only if a request from Tenant has been received by Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord as additional rent the cost of such excess service or services (plus an additional charge of fifteen percent [15%] of such cost [excluding utility costs] to cover overhead) within fifteen (15) days after Tenant’s receipt of a bill therefor; provided, however, that water, utilities, heating, air-conditioning and ventilation (“HVAC”) for non Customary Business Hours will be available upon request by Tenant without having to provide the advanced notice for other services as noted above. The term “Customary Business Hours” means 7:00 a.m. to 7:00 p.m., Monday through Friday, and Saturday 8:00 a.m. to

1:00 p.m., except Holidays. The term “Holidays” means New Year’s Day, Memorial Day, the Fourth of July, Labor Day, Thanksgiving Day and Christmas Day.

     Notwithstanding anything to the contrary, Landlord agrees that Tenant may have access to and use of the Premises seven days a week, and 24 hours each day. During such time, Landlord agrees that all electrical, water, and other utilities and HVAC will be available to Tenant at the Premises.

     b.     Landlord shall make available to Tenant electric power facilities which meet the electrical system specifications stated in EXHIBIT D-1 attached hereto (including electric power service in the amount of 1,200 AMPS, 480 Volts). Notwithstanding the foregoing, if Tenant requires the use of a supplemental air-conditioning system, chilled water or any other system to conduct its business at the Premises, Tenant, at its expense, may, subject to the applicable provisions of Paragraph 7 below, install its own meter and its own electrical line with the public utility provider if necessary to operate such equipment, and incur no separate or additional charge to Landlord therefore in order to have sufficient electrical capacity. Tenant shall be responsible for the distribution of electricity, refrigerated and heated air and the CUP Utilities (as defined below) within the Premises. Landlord shall not profit in anyway from electricity and metering devices shall be provided to determine the amount of electricity (including HVAC electricity), steam, compressed air and chilled water consumed at the Premises (collectively, steam, compressed air and chilled water are referred to herein as the “CUP Utilities”). Landlord shall also make available electric lighting and current for the common areas of the Building in the manner and to the extent deemed by Landlord to be standard. The obligation of Landlord hereunder to make available such utilities shall be subject to the rules and regulations of the supplier of such utilities and of any municipal or other governmental authority regulating the business of providing such utility service. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense that Tenant may sustain or incur if either the quantity or character of any utility service is changed. Any riser or risers or wiring to meet Tenant’s excess electrical requirements will be installed by Landlord at the sole cost and expense of Tenant (if, in Landlord’s reasonable judgment, the same are necessary and will not cause any permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or unreasonably interfere with or disturb other tenants or occupants). When heat generating machines, equipment, fixtures, or devices of any nature whatsoever which affect the temperature otherwise maintained by the air conditioning system, are used in the Premises by Tenant, Tenant shall install supplementary air conditioning units in the Premises in accordance with the applicable provisions of paragraph 7 below, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

     c.     Availability of Services.

(i) Failure to any extent to make available, or any slowdown, stoppage or interruption of, the services set forth in this Paragraph 4 resulting from any cause (including, but not limited to, Landlord’s compliance with (i) governmental or business guidelines now or hereafter published or (ii) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed an eviction of Tenant or work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, Landlord shall use its best efforts to resume said services in a timely manner and if there is any interruption in electrical, water, sewer, gas or other utility service to the Premises or Building and such interruption is caused by Landlord and continues for 3 consecutive business days following receipt of notice by Landlord from Tenant, then there will be an abatement in Rent applicable to the portions of the Premises affected by such interruption until such utility service is restored. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption in service occasioned thereby or resulting therefrom, except as provided above.

(ii) Further and notwithstanding anything to the contrary contained herein, Landlord shall have the right to have two (2) planned, seventy-two (72) hour continuous shutdowns of one or more of said services during each calendar year of the Lease Term at times to be mutually agreed upon in good faith by both parties at least forty-five (45) days prior to each shutdown date. If, however, the parties do not agree on a planned shutdown within thirty (30) days after notice to Tenant of Landlord’s planned shutdown date, the shutdown may be scheduled, by Landlord in its sole discretion during the Memorial Day and Labor Day weekends by notice from Landlord to Tenant not later than thirty (30) days prior to the scheduled shutdown. If additional shutdowns should, in Landlord’s sole judgment, be required for maintenance, alterations, replacements or improvements, Landlord and Tenant shall negotiate in good faith to mutually agree upon the times and duration of any additional shutdown.

(iii) If there is a curtailment of a utility service (“Curtailed Service”) to the Premises by action or fault of a third party Service provider or for other reasons not within Landlord’s reasonable control, such as a “brownout,” Landlord shall endeavor in good faith to provide to Tenant, if reasonably feasible, an equitable pro rata share of the Curtailed Service which remains available to the Project. Such pro rata share shall be based on an estimate of Tenant’s use of such utility as compared to use thereof by the other occupants of the Project. Tenant shall pay its equitably allocated share of any costs required to allocate the curtailed Service which costs shall be based on an estimate of Tenant’s use of such utility. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Landlord shall be obligated to allocate to Tenant all utilities required to operate the emergency power systems which have been installed to operate the life safety systems.

     d.     Landlord may change, reduce and increase the common areas of the Project including change the location, size and shape of driveways, entrances, parking areas, loading and unloading areas, ingress, egress, landscape areas and walkways, and the direction of flow of traffic or construction of additional buildings thereon; provided, however, that Landlord shall not (i) change or relocate any of the roadways, driveways or access to the Premises so that Tenant would not have reasonable access to the Premises from public right-of-ways; or (ii) change, increase, relocate or reduce the common areas if the result of any such change, increase, relocation or reduction would substantially interfere with the ongoing operations of Tenant in the Premises.

     e.     The covenants and obligations of Tenant to pay the Adjusted Rental and all additional rental (collectively, the “Rent”) hereunder shall be unconditional and independent of any other covenant or condition imposed on either Landlord or Tenant, whether under this Lease, at law or in equity.

     f.     Landlord and Tenant agree that responsibility for compliance with the Americans with Disabilities Act and Texas Accessibility Standards (together, the “ADA”) shall be allocated as follows: (i) except as provided in clause (iv) below, Landlord, at Landlord’s sole cost and expense, shall be responsible for compliance with the provisions of Title III of the ADA for all common areas, including exterior and interior areas of the Building not included within the Premises or the premises of other tenants, and for the bathrooms that are part of the Premises; (ii) Landlord, at Landlord’s sole cost and expense, shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations or repairs are made by Landlord for the purpose of improving the Building generally pursuant to plans and specifications prepared by Landlord and at the direction of Landlord; (iii) Tenant, at Tenant’s sole cost and expense, shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant’s architect or space planner; and (iv) Tenant, at Tenant’s sole cost and expense, shall be responsible for the cost of compliance in the common areas to the extent any changes are required as a proximate result of any construction, renovations, alterations and repairs to the Premises under clause (iii) above. Upon initial occupancy of the Premises by Tenant, Landlord shall be responsible for causing the Building’s shell and exterior to comply with all ADA requirements and meet all applicable code requirements and other requirements of applicable law.

     5.     LEASEHOLD IMPROVEMENTS. Improvements to the Premises shall be installed as provided in EXHIBIT D). Except as provided in this Lease, Landlord has made no representation or warranties as to the condition of the Premises, the Building or the Project, nor has Landlord made any commitments to remodel, repair or decorate, except as expressly set forth herein and in EXHIBIT D. Otherwise, Tenant acknowledges that Tenant is entering into this Lease on an “as is” basis.

     Upon Tenant’s written request, Landlord shall provide Tenant a copy of the Environmental Site Assessment for the Project dated April 6, 2000 by Environmental Resources Management (the “Environmental Report”). Landlord shall and hereby does agree to indemnify, protect, defend and hold harmless Tenant from and against any and all claims, judgments, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time before, during or after the Term as a result of or in connection with the presence of hazardous materials on, under or about the Premises or the Project, which are the result of Landlord’s (or its agent’s, contractor’s or invitee’s) activities on or in the Premises or the Project or which are the result of any other party’s action or activities authorized by Landlord, or which are the result of the presence of any hazardous materials on or in the Premises or the Project at the Delivery Date. As used herein, the term “hazardous materials” means any material or substance that is now or hereafter prohibited or regulated by any law and that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

     6.     USE. Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor permit anything to be done that will in any way increase the rate of insurance on the Building or contents; it being acknowledged that the use of the Premises as a general office and/or electronic testing laboratory will not cause such an increase. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor unreasonably interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to the use, condition or occupancy of the Premises by Tenant. Notwithstanding the foregoing, to the extent the Premises do not comply with all laws in effect as of the Delivery Date, Tenant shall not have to make any capital improvements or take any action to comply with then current laws. Landlord, at its expense, shall be responsible for such improvements. If any capital improvements to the structural portions of the Building are required by any applicable laws not in effect or applicable to the Building as of the Commencement Date and the same are not required or related to (i) Tenant’s specific manner of use of the Premises or change in use of the Premises, or (ii) Tenant’s construction or installation of any improvements or alterations by Tenant, then Landlord shall be responsible for such work.

     Tenant shall not dump, flush, or in any way introduce any hazardous substances or any toxic substances into the septic, sewage, or other waste disposal system serving the Premises in violation of any applicable law, and shall not generate, store, or dispose of hazardous or toxic substances in or on the Premises or dispose of hazardous substances from the Premises to any other location without the prior written approval of Landlord and then only in accordance with applicable law, ordinances, regulations and orders. Landlord hereby approves of Tenant’s use, generation, storage or disposal of the following items in the ordinary course of Tenant’s business for the use permitted under this Lease in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for the operation of Tenant’s business as it relates to the stripping and cleaning of electronic components, and then only in accordance with applicable law, ordinances, regulations and orders: (1) TCE (trichioroethylene) [Tenant may substitute acetone for TCE and quantities of TCE and acetone will be combined to determine quantities for purposes of the immediately following sentence] and (2) IPA (isopropyl alcohol). Tenant shall in no event have in excess of 2 gallons of any of the materials listed in (1) and (2) in the Premises at any one time (i.e. as an example, Tenant may have 2 gallons of TCE and 2 gallons of IPA on the Premises).

     7.     TENANT’S REPAIRS AND ALTERATIONS. Tenant agrees, at its own cost and expense, to repair or replace any damage or injury done to the Project, or any part thereof, by Tenant or Tenant’s agents, or employees, (but subject to waiver of subrogation provisions in Section 23(a) hereof); provided, however, if Tenant fails to make such repairs or replacement, within fifteen (15) days after the occurrence of such damage or injury, Landlord may, at its option, make such repairs or replacement, and Tenant shall pay the cost thereof (plus an additional charge often percent [l0%] of such cost to cover overhead) to Landlord within fifteen (15) days after Tenant’s receipt of a request from Landlord to do so, Tenant further agrees not to commit any waste or damage to be committed on any portion of the Project, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up said Premises to Landlord in as good condition as at the commencement date, ordinary wear and tear and damage by casualty excepted. Tenant, without the prior written consent of Landlord which will not be unreasonably withheld with respect to the Premises, shall not install any signs, window or door lettering or advertising media of any type on or about the Project, the Premises, or any part thereof, or make any other alterations or physical additions in or to the Project, or any part thereof. Tenant shall provide Landlord with a copy of the “as built” architectural, electrical, plumbing and mechanical plans and specifications prepared in connection with any alterations, additions or improvements within sixty (60) days after completion thereof; provided, however, that Tenant shall have the right, without Landlord’s approval but with prior written notice to Landlord, to make any nonstructural repairs, alterations and improvements which do not affect Building systems and the aggregate costs of which are less than $25,000.00 (in actual construction costs) in any twelve (12) month period. Notwithstanding the foregoing, Landlord’s consent shall not be required for installing Tenant’s name or sign on the interior of the Premises, provided that such identifying sign is consistent with signage at the Project. All alterations, additions or improvements (whether temporary or permanent in character) other than Tenant’s trade fixtures and personal property made in or upon the Project, either by Landlord or Tenant, shall be Landlord’s property on termination of this Lease and shall remain on the Project without compensation to Tenant or, at Landlord’s option, Tenant shall restore those portions of the Premises which Tenant altered, added to or improved to their original condition. All furniture, movable trade fixtures and equipment installed in the Premises by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord; however, Tenant will not be required to remove any of the improvements being installed as provided in Exhibit D to this Lease unless, at the time Landlord approves such improvement,

Tenant is given notice that such removal will be required. In the event of any such removal, Tenant shall, at its expense, repair and restore to its original condition any portion of the Premises which is damaged by such removal. All such installations, removals and restorations shall be accomplished in a good workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities.

     8.     ASSIGNMENT AND SUBLETTING.

     a.     Tenant shall not assign all or any portion of this Lease, nor sublet the Premises or any part thereof, without the prior written consent of Landlord, which will not be unreasonably withheld. In the event Tenant should desire to assign all or any portion of this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord notice of such desire at least 30 days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall contain the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the Term, use, rental rate and other particulars of the proposed subletting or assignment, including, without limitation, evidence satisfactory to Landlord that the proposed subtenant or assignee is financially responsible. Any such notice shall contain prominent language in bold type that failure by the Landlord to timely respond shall result in a deemed consent. Landlord shall then have a period of 20 days following receipt of such notice within which to notify Tenant in writing that Landlord elects (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant for such assignment or subletting, except in the case of a Permitted Transfer (hereinafter defined), or (2) to approve or disapprove Tenant’s proposed assignment or sublease. If Landlord shall fail to notify Tenant in writing of such election within said 20 day period, Landlord shall be deemed to have consented to such assignment or sublease. If Landlord consents to an assignment or sublease, Tenant agrees to (i) provide, at its expense, direct access from the assignment or subletting space to a public corridor of the Building and (ii) reimburse Landlord upon demand for reasonable out-of-pocket expenses, including, without limitation, Landlord’s legal fees and administrative expenses, incurred by Landlord in connection with such assignment or sublease, not to exceed $1,500.00 per consent. All plans and specifications for any alterations which may be necessary to provide such access shall be submitted by Tenant to Landlord for its prior written approval, which approval shall not be unreasonably withheld. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease. Consent of Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction.

     b.     If Landlord consents to any subletting or assignment by Tenant as herein above provided, and subsequently any category of Rent received by Tenant under any such sublease is in excess of the same category of Rent payable to Landlord under this Lease, excluding any payments for Tenant’s business, accounts, trade fixtures, personal property, inventory, equipment and other tangible and intangible property, then Landlord may, at its option, either (1) declare one-half (l/2) of such excess rents under any sublease or assignment to be due and payable by Tenant to Landlord as additional rent hereunder as and when collected by Tenant, except that prior to calculating and making such payment to Landlord, Tenant may deduct the actual cost of any improvements or alterations made by Tenant for such sublease or assignment, and any brokerage commissions and legal costs (not to exceed $1,500.00) incurred in connection therewith, or (2) elect to cancel this Lease as provided in subparagraph (a) above and, at Landlord’s option, enter into a lease directly with such assignee or subtenant, without liability to Tenant. The provisions of this paragraph will not be applicable to a Permitted Transfer (as defined below).

     c.     Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and Project referred to herein, and in such event and upon assumption by the transferee of Landlord’s obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of this Lease), no further liability or obligation shall thereafter accrue against Landlord hereunder.

     d.     If Tenant is a corporation, then any merger, consolidation, dissolution, or liquidation, or any change in ownership or power to vote of thirty percent (30%) or more of its outstanding voting stock shall constitute an assignment for the purpose of this Lease. If Tenant is a partnership, joint venture or other entity, then any liquidation, dissolution, or transfer of ownership of any interests totaling thirty percent (30%) or more of the total interests in such entity shall constitute an assignment for purposes of this Lease.

     e.     Tenant agrees that it shall not place (or permit any employee or agent to place) any signs on or about the Project, nor conduct (or permit any employee or agent to conduct) any public advertising which includes any pictures, renderings, sketches or other representation of any kind of the Building (or a portion thereof) with respect to any proposed assignment or subletting of the Premises or any part thereof, without Landlord’s prior written consent.

     f.     Tenant shall not mortgage, pledge, hypothecate or otherwise encumber (or grant a security interest in) this Lease or any of Tenant’s rights hereunder. However, Tenant shall have the right to encumber the furniture, trade fixtures and equipment located in or on the Premises. Upon Tenant’s request,

Landlord agrees to cooperate, at no expense to Landlord, with Tenant’s third party leader’s or lessor’s request in executing a consent to such financing or leasing of such furniture, trade fixtures and equipment, provided such form of consent is acceptable to Landlord in its reasonable discretion.

     g.     Notwithstanding anything contained in this Lease, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, but with notice to Landlord prior to the effective date of any such Permitted Transfer:

(1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation or other entity which controls, is controlled by, or is under common control with the Tenant;

(2) Tenant may assign its interest in this Lease to a corporation or other entity which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, provided that the surviving entity’s net worth is more than the greater of the net worth of Tenant at the Commencement Date or the time of such assignment;

(3) Tenant may assign this Lease to a corporation or other entity which purchases or otherwise acquires all or substantially all of the assets of Tenant at the Premises, provided that the surviving entity’s net worth is more than the greater of the net worth of Tenant at the Commencement Date or the time of such assignment;

(4) Tenant may reincorporate in another jurisdiction or reconstitute and convert to a different form, such as converting from a corporation to a limited liability company; and

(5) Tenant may sell its shares for the initial issuance or transfer of shares in Tenant in connection with its public offering on a national stock exchange or a regularly traded over-the-counter market and quoted on NASDAQ or shares that may be traded publicly subsequent thereto.

     9.     INDEMNITY. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, act of God, public enmity, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, except as otherwise expressly provided herein, or failure to make any such repairs. In addition, Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers or invites and Tenant shall indemnify and save harmless Landlord of and from all fines, suits, claims, demands, losses and actions (including attorney’s fees) for any injury to person or damage to property in the Premises, even to the extent caused by the act, omission or neglect of Landlord, Landlord’s agents, servants, employees, customers or invites. In no event shall Landlord be liable to Tenant, or to Tenant’s agents, servants, employees, customers or invites for any special, consequential, punitive or exemplary damages. Tenant shall not be liable to Landlord, or to Landlord’s agents, servants, employees, customers or invites and Landlord shall indemnify and save harmless Tenant of and from all fines, suits, claims, demands, losses and actions (including attorney’s fees) for any injury to person or damage to property in the Project (excluding the Premises), even to the extent caused by the act, omission or neglect of Tenant, Tenant’s agents, servants, employees, customers or invites. In no event shall Tenant be liable to Landlord, or to Landlord’s agents, servants, employees, customers or invites for any special, consequential, punitive or exemplary damages. Tenant shall indemnify and save harmless Landlord of and from all fines, suits, claims, demands, losses and actions (including attorney’s fees) resulting from Tenant’s use of any hazardous material on the Project, regardless of whether or not such material is regulated by applicable law, ordinance, regulation or order at the time of Tenant’s use of such material.

     10.     SUBORDINATION. As of the date hereof, Tenant and Landlord’s mortgagee have executed a Subordination, Attornment, Notice and Non-Disturbance Agreement. Landlord represents and warrants to Tenant that the only mortgage, deed of trust, ground lease, master lease or underlying lease encumbering the Building as of the date hereof is that certain Deed of Trust held by Wells Fargo Bank, National Association. Tenant agrees that in the event Landlord shall grant any deeds of trust, mortgages or other instruments of security to any party after the date hereof, Tenant shall promptly execute a Subordination, Attornment, Notice and Non-Disturbance Agreement (an “SNDA”) as may be required by such party(s) in a form reasonably satisfactory to the holder of such deed of trust, mortgage or other instrument of security and Tenant. Any such SNDA shall provide, among other things, that in the event of the enforcement by the trustee or the beneficiary under any such mortgage or trusts of the remedies provided for by law or by such mortgage or deed of trust, Tenant’s rights under this Lease shall not be disturbed so long as no Event of Default by Tenant shall exist hereunder and Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the tenant of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by or liable for (i) any payment of Rent for more than one month in advance except prepayments (in an amount not in excess of one month’s Adjusted

Rental) in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest, or (iii) any offset, claim or cause of action which Tenant may have against Landlord relating to the period which is prior to the time Tenant becomes the tenant of such successor in interest. Notwithstanding the foregoing provisions, Tenant agrees that any mortgagee will have the right at any time to subordinate any rights of such mortgagee to the rights of Tenant under this Lease.

     11.     RULES AND REGULATIONS. Tenant and Tenant’s agents, employees, and invitees shall comply fully with all requirements of the rules and regulations of the Building, the Project and related facilities that are attached hereto as EXHIBIT C, and made a part hereof as though fully set out herein. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants and agents, of tenant. Landlord reserves the right to amend or rescind any of the rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building and the Project, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and notice thereof given to a tenant, shall be binding upon it in like manner as if originally herein prescribed; provided, however, that any such change or new rule may not materially reduce or impair any benefit to Tenant under this Lease, increase the cost to Tenant or otherwise have a material adverse affect on Tenant’s rights under this Lease. Landlord agrees to enforce the rules in a uniform manner against all tenants at the Project.

     12.     INSPECTION. Landlord or its officers, agents and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours after reasonable prior notice (or, in any emergency, at any hour and no such prior notice will be required in an emergency) to (a) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein) or (b) show the Premises to prospective tenants [but only during the last nine (9) months of this Lease, following any prior oral notice], purchasers or lenders; and tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction. Landlord agrees not to unreasonably interfere with Tenant’s business or its use and occupancy of the Premises in connection with any entry or exercise of Landlord’s rights under this section. Landlord agrees to comply with Tenant security precautions in connection with any entry under this section.

     13.     CONDEMNATION. If the Premises or any substantial part thereof, or if the Project or any portion of the Project leaving the remainder of the Project unsuitable for use as an office building comparable to its use on the Commencement Date of this Lease, shall be taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, then this Lease shall, at the sole option of Landlord, forthwith cease and terminate. Notwithstanding the foregoing, Landlord shall have no right to terminate this Lease in the event of a taking which does not affect the Premises unless such taking results in the balance of the Building being rendered untenantable and Landlord simultaneously terminates all other leases of the Building. In addition, in the event of any taking of any portion of the Premises or any portion of the Building such that the Premises are no longer reasonably usable for their intended purpose, Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord within thirty (30) days after such taking and such termination shall be effective as of the effective date of such taking. In the event of a partial taking which does not result in the termination of this Lease, Landlord shall promptly restore the balance of the Premises and/or the Building to the extent reasonably possible and the Rent and Additional Rent payable hereunder by Tenant shall be adjusted accordingly to reflect any decrease in the size of the Premises. All compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for its trade fixtures, personal property, alterations which it is required to remove under this Lease at the expiration of the term and relocation costs.

     14.     FIRE OR OTHER CASUALTY. In the event that substantially all of the Premises or Building should be destroyed by fire, tornado or other casualty or in the event the Premises or the Building should be so damaged that rebuilding of repairs cannot, in the reasonable judgment of Landlord be completed within one hundred eighty (180) days after the date of such damage, Landlord and Tenant each may at its option terminate this Lease upon written notice to the other within 30 days after the date of the casualty, in which event, this Lease shall terminate effective as of the date of such damage. Landlord will notify Tenant of the estimated time to restore within 20 days after the date of the casualty. In the event the Building or the Premises should be damaged by fire, tornado or other casualty covered by insurance required to be carried by Landlord under this Lease, but only to such extent that rebuilding or repairs can, in the reasonable judgment of Landlord, be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but Landlord or Tenant does not elect to terminate this Lease, in either such event Landlord shall within 45 days after the date of such damage commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the

Building and/or Premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building or the Premises. Landlord shall allow Tenant a diminution of all Rent and other charges and sums due under this Lease during the time the Premises are unfit for occupancy, which diminution shall be based upon the proportion of square feet which are unfit for occupancy to the total square feet in the Premises. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, then Landlord, at Landlord’s option, may elect not to rebuild and this Lease shall terminate upon Tenant’s receipt of a notice from Landlord to that effect. Except as hereinafter provided, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     15.     HOLDING OVER. Should Tenant, or any of its successors in interest, hold over the Premises, or any part hereof, after the expiration of the Lease Term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a daily rental equal to the daily Rent payable for the last month of the Lease Term plus fifty percent (50%) of such amount. The inclusion of the preceding sentence shall not be construed as Landlord’s consent for Tenant to hold over.

     16.     TAXES ON TENANT’S PROPERTY. Tenant shall be liable for all taxes levied or assessed against all personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord within 30 days after written request together with reasonable supporting documentation that part of such taxes for which Tenant is primarily liable hereunder.

     17.     EVENTS OF DEFAULT. The following events shall be deemed to be an Event of Default (as herein called) by Tenant under this Lease after notice and the expiration of the applicable cure period:

     a.     Tenant shall fail to pay when due any Rent or other sums payable by Tenant hereunder and such failure shall continue for five (5) days after written notice therefor from Landlord (provided that Landlord shall only be obligated to give Tenant written notice of any monetary default once in any twelve (12) month period, and thereafter Tenant shall be deemed in default after failure to make such payment within five (5) days after its due date without requirement of notice from Landlord).

     b.     Tenant shall fail to comply with or observe any other provision of this Lease and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to continence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed. In no event shall such cure period exceed one hundred twenty (120) days.

     c.     Tenant or any guarantor of Tenant’s obligations hereunder shall make an assignment for the benefit of creditors.

     d.     Any petition shall be filed by or against Tenant or any guarantor of Tenant’s obligations hereunder under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, and, in the event of a petition being filed against Tenant, such petition is not vacated or stayed within 60 days after the date of such filing; or Tenant or any guarantor of Tenant’s obligations shall be adjudged bankrupt or insolvent in proceedings filed thereunder.

     e.     A receiver of Trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder which is not vacated or stayed within 90 days.

     Landlord and Tenant agree that it shall not be an Event of Default hereunder if Tenant shall desert or vacate any portion of the Premises; provided that Landlord shall have the right, in addition to any of its other rights under this Lease, at any time after thirty (30) days after any such desertion or vacation by Tenant, to terminate this Lease as to the space so deserted or vacated by giving Tenant notice of such termination and such termination shall be effective as of the date set forth in such notice from Landlord.

     18.     REMEDIES. Upon the occurrence of any Event of Default specified in this Lease after notice and the expiration of the applicable cure period, Landlord shall have the option to pursue any and all remedies which it may then have hereunder or at law or in equity, including, without limitation, any one or more of the following, in each case, in accordance with applicable law:

     a.     Terminate this Lease and, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein the sum of all rental and other amounts payable to Landlord pursuant to the terms of this lease which have accrued to date of such termination, plus, as damages, an amount equal to the positive difference, if any, between (i) Adjusted Rental hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the date of expiration stated in Paragraph 2 above) less (ii) the net amounts Tenant proves Landlord would have received during such remaining portion of the lease term through reletting of the Premises, such positive difference discounted to the date of termination at the rate of seven percent (7%) per annum.

     b.     Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises as required by law on such terms as Landlord shall deem advisable (including, without limitation, such concessions and free rent as Landlord deems necessary or desirable) and receive and retain all of the rent therefor; and Tenant agrees (i) to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term, and (ii) that Tenant shall not be entitled to any rents or other payments received by Landlord in connection with such reletting even if such rents and other payments are in excess of the amounts that would otherwise be payable to Landlord under this Lease, but the amount collected by Landlord will be applied towards the claim by Landlord against Tenant.

     c.     Make such payments and/or take such action (including, without limitation, entering upon the Premises by force if necessary, without being liable for prosecution or any claim for damages therefor) and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable expenditures and expenses (together with interest thereon at the Past Due Rate from the date paid by Landlord) which Landlord may reasonably make or incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

     d.     Collect, from time to time, by suit or otherwise, each installment of Rent or other sum as it becomes due hereunder, or to enforce, from time to time,

by suit or otherwise, any other term or provision hereof on the part of Tenant required to be kept or performed.

     e.     No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default that has not be cured at the time of such reletting, Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of any Rent following an Event of Default hereunder shall not be construed as Landlord’s waiver of such Event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken (pro rated to reflect the term remaining under this Lease over the term of the reletting) or leasing commissions (pro rated to reflect the term remaining under this Lease over the term of the reletting) incurred by Landlord on behalf of Tenant under this Lease (any remodeling costs and leasing commissions to be prorated for the unexpired term of the Lease). Should Landlord at any time terminate this Lease for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default (together with interest thereon at the Past Due Rate), including the cost of recovering the Premises. Notwithstanding any termination of this Lease prior to the Lease expiration date, Tenant’s obligations to pay any and all additional rent pursuant to this Lease shall continue and shall cover all periods up to the expiration date of this Lease.

     f.     Tenant, for itself and on behalf of any and all persons claiming through or under it, including, without limitation, all creditors of all kinds, does hereby waive and surrender all rights and privileges which it or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after having been dispossessed or rejected therefrom by process of law or under the terms and conditions of this Lease or after the termination of this Lease as herein provided.

     19.     SURRENDER OF PREMISES. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in wilting and signed by Landlord.

     20.     ATTORNEY’S FEES. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorney’s fees to be fixed by the court in such action or proceeding.

     21.     LANDLORD’S LIEN. Landlord hereby waives its landlord’s lien on any of Tenant’s personal property located in the Premises.

     22.     MECHANIC’S LIENS. Tenant will not permit any mechanic’s lien or liens to be placed upon the Project, or any portion thereof; caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will pay and discharge the same or bond off such lien within 15 days after receipt of notice of such lien. If default in payment thereof shall continue for fifteen (15) days after Tenant’s receipt of a notice thereof from Landlord, Landlord shall have the right and privilege at Landlord’s option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be repaid to Landlord (together with interest at the Past Due Rate from the date paid by Landlord) within fifteen (15) days after Tenant’s receipt of a request from Landlord therefor.

     23.     NO SUBROGATION-LIABILITY INSURANCE.

     a.     Each party hereto hereby waives any cause of action it might have against the other party, on account of any loss or damage that is insured against under its property damage insurance policy that covers the Project, Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured, it being understood and agreed that this provision supersedes the indemnity by a party by the other party under paragraph 9 hereof. Each party hereto agrees that it will request its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

     b.     Tenant shall, at its expense, maintain a policy or policies of comprehensive general liability insurance pertaining to its use and occupancy of the Premises hereunder, with the premiums thereof fully paid in advance, issued by and binding upon a solvent insurance company reasonably acceptable to Landlord, such insurance to name Landlord and Tenant as additional insureds and to afford minimum protection of not less than Two Million and No/100 Dollars ($2,000,000.00) combined single limit for bodily injury, death to any one person or property damage in any one occurrence. Upon Tenant’s execution of this Lease and at any time from time to time thereafter when Landlord so requests, Tenant shall furnish a certificate of insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain written obligation on the part of each insurance company to notify Landlord at least thirty (30) days prior to cancellation or material change of any such insurance.

     c.     Landlord shall procure and maintain during the Term of this Lease (i) an “all-risk” casualty insurance policy insuring the Project for one hundred percent (100%) of the full replacement value (as Landlord may reasonably determine from time to time) less foundation and excavation costs and (ii) commercial general liability insurance for the common areas of the Project affording minimum protection of not less than Two Million and No/100 Dollars ($2,000,000.00) combined single limit for bodily injury, death to any one person or property damage in any one occurrence, each such policy having customary deductibles and issued by a reputable and creditworthy insurance carrier.

     24.     BROKERAGE. Except for the commissions payable by Landlord to Endeavor Real Estate Group (“Landlord’s Broker”) and to Brey & Associates (“Tenant’s Broker”) which commissions are Landlord’s responsibility pursuant to separate agreements between Landlord and Landlord’s Broker and between Landlord and Tenant’s Broker, Landlord and Tenant hereby represent and warrant to each other that no other commission is due and payable to any other broker or other leasing agent in connection with this Lease as a result of its own dealings with any other broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorney’s fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

     25.     CHANGE OF BUILDING OR PROJECT NAME. Landlord reserves the right at any time to change the name by which the Building or Project is designated.

     26.     ESTOPPEL CERTIFICATES. From time to time when requested by either party hereto, the other party shall deliver to any prospective purchaser, present or future mortgagee or lessor, in each case, of all or any part of the Project, or any interest of Landlord or Tenant therein, as applicable, a certificate signed by the other party continuing and containing such factual certificates and representations reasonably deemed appropriate by the requesting party or any such purchaser, mortgagee or lessor, and such party shall, within fifteen (15) days following such party’s receipt of said proposed certificate from the requesting party, return a fully executed copy of said certificate to the requesting party. In the event either party shall fail to return a fully executed copy of such certificate to the requesting party within the foregoing fifteen (15) day period, then such party shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

     27.     NOTICES. Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment or request by Tenant or Landlord, shall be deemed to be complied with when and if the following steps are taken:

     a.     All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to, and must be received by, Landlord on the date due and at the address set forth in the Basic Lease Information or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

     b.     Any notice, request, demand or document (excluding Rent or other payments) permitted or required to be delivered hereunder must be in writing and shall be deemed to be received if (i) actually received; (ii) whether or not received on the third (3rd) business day after being deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested) or on the next business day after being deposited with a nationally recognized overnight delivery company, addressed to the parties hereto at the respective addresses set forth in the Basic Lease Information or (iii) sent by facsimile transmission (subject to the terms below), with, in the case of Landlord, copies to: Endeavor Real Estate Management, Ltd., 100 Congress Avenue, Suite 1310, Austin, Texas 78701, Attention: Kirk Rudy, Fax No. (512) 682-5505; Trammell Crow Central Texas, Inc., P.O. Box 2176, Austin, TX 78768, Attention Becky Heston, Fax No. (512) 482-5586; and JER Partners, 1650 Tysons Blvd., Suite 1600, McLean, VA 22102, Attention: Richard Harkins, Fax No. (703) 714-8100; and in the case of Tenant, a copy to: Richard Bradford, 3600 Peterson Way, Santa Clara, CA 95054, Fax No. (408) 727-3136 and David Jones, 46800 Bayside Parkway, Fremont, CA 94538, Fax No. (510) 498-8762, or at such other address as either of said parties have theretofore specified by written notice delivered in accordance herewith. Notwithstanding anything contained in this Paragraph 27 to the contrary, if a facsimile transmission is sent to one of the numbers listed above, such transmission shall be deemed effective on the date it is sent only if the sender receives a confirmation that such transmission was successfully received during normal business hours in the time zone of the party receiving such facsimile. If such confirmation shows that such transmission was received after such normal business hours, the effective date of such facsimile shall be the following business day.

     28.     SEPARABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective dining the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     29.     AMENDMENTS; BINDING EFFECT. This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership.

     30.     QUIET ENJOYMENT. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Landlord shall not interfere with the peaceable and quiet enjoyment of the Premises by Tenant during the Lease Term, subject to the terms and conditions of this Lease.

     31.     GENDER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     32.     JOINT AND SEVERAL LIABILITY. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including, without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

     33.     PERSONAL LIABILITY. The liability of Landlord to Tenant for any claim against Landlord which arises under or by reason of this Lease shall be limited to the interest of Landlord in the Project, and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

     34.     CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of Rent:

     a.     To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Project, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of Rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible. Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant’s use or occupancy of the Premises or common areas of the Project.

     b.     To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber them.

     c.     To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

     d.     To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord, which approval shall not be unreasonably withheld.

     e.     To have access for Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service.

     f.     To take all such reasonable measures as Landlord may deem advisable for the security of the Project and its occupants, including, without limitation, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and Holidays, subject, however, to Tenants right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

     35.     NOTICE TO LENDER. If the Project or any part thereof is at any time subject to a first mortgage or a first deed of trust or other similar instruments and this Lease or any of the Rent is assigned to such mortgagee, trustee or beneficiary and Tenant is given written notice thereof, including the post office address of such assignee, then Tenant shall not terminate this Lease or abate any of the Rent for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to such assignee, specifying the default in reasonable detail, and affording such assignee an opportunity to make performance, at its election, for and on behalf of Landlord, as provided in the SNDA.

     36.     CAPTIONS. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

     37.     MISCELLANEOUS.

     a.     Any approval by Landlord or Landlords architects and/or engineers of any of Tenant’s drawings, plans and specifications that are prepared in connection with any construction of improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the leased Premises in accordance with such drawings, plans and specifications.

     b.     Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

     c.     There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the leased Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate.

     d.     Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the Project, or any portion thereof, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

     e.     The submission of this Lease to Tenant for examination does not constitute an offer, reservation or option in favor of Tenant, and Tenant shall have no rights with respect to this Lease or the Premises unless and until Landlord shall elect, or shall elect to cause its managing agent, to execute a copy of this Lease and deliver the same to Tenant, the date of which delivery shall be deemed the “Delivery Date”.

     38.     FORCE MAJEURE. In the event that Landlord or Tenant shall be delayed in the performance of any obligation of it (other than any obligation to pay any money) hereunder as a result of strikes, lockouts, shortages of labor, fuel or materials, acts of God, legal requirements, fire or other casualty, or any other cause beyond the control of such party, then the performance of such obligation (other than an obligation to pay and money) shall be excused for the period of such delay, and the period for the performance of such obligation shall be extended by the number of days equivalent to the number of days of such delay. Landlord or Tenant shall in no event be required to settle or compromise any strike, lockout or other labor disputes, the resolution thereof being within the sole discretion of Landlord or Tenant as the case may be.

     39.     APPLICABLE LAW. This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable state and federal usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or detention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed bylaw, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance, Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the Rent; and if such amount which would be excessive interest exceeds the Rent, then such additional amount shall be refunded to Tenant.

     40.     THIRD PARTY RIGHTS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

     41.     EXHIBITS AND ATTACHMENTS. All exhibits, attachments, riders and addenda referred to in this Lease and the exhibits listed herein below and attached hereto are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

Exhibit A – Outline of Premises Exhibit B – Legal Description Exhibit C – Building Rules and Regulations Exhibit D – Condition of the Premises and Tenant Improvements

BASIC LEASE INFORMATION

“LEASE DATE”:	October 4, 2001

“TENANT”:	ISE Labs, Inc.

ADDRESS OF TENANT:	Prior to the Commencement Date:	46800 Bayside Parkway Fremont, CA 94538

	After the Commencement Date:	11400 Burnet Road, Suite 5160 Austin, Texas 78758

CONTACT:	David Jones	TELEPHONE:

“LANDLORD”:	JER/BRE Austin Tech L.P.

ADDRESS OF LANDLORD:	P.O. Box 81484 Austin, Texas 78708

CONTACT:	Kirk Rudy	TELEPHONE: (512) 682-5500

“PREMISES”:	Suite 5110, located in the Building, which Premises are outlined in the plan attached hereto as Exhibit A.

“BUILDING”	Building 5, which is located in the Project.

“PROJECT”:	The Domain, which includes the Building, other buildings and related parking facilities and common areas, and is located on the land described on Exhibit B attached hereto (the “Land”)

“LEASE TERM”:	The period commencing on the Commencement Date (as defined in the Lease) and, subject to and upon the terms and conditions set forth in the Lease, or in any exhibit or addendum thereto, continuing for sixty- three (63) calendar months thereafter; provided, however, if the term of the Lease is deemed to have commenced on a date other than the first day of a calendar month, the expiration date of the primary term shall be extended so as to give effect to the full term specified above in addition to the remainder of the calendar month during which the Lease is deemed to have commenced.

“NET RENTABLE AREA OF THE PREMISES”:	13,349 square feet.

“BASIC RENTAL”:	Months 1-3* $-0-/square foot ($0.00 per month)
Months 4-15 $14.00/square foot ($15,573.83 per month)
Months 16-27 $15.00/square foot ($16,686.25 per month)
Months 28-39 $16.00/square foot ($17,798.67 per month)
Months 40-51 $17.00/square foot ($18,911.08 per month)
Months 52-63 $18.00/square foot ($20,023.50 per month)

* for the first (1st) three (3) full calendar months following the Commencement Date

“ESTIMATED COMPONENT CHARGES”:	$7.37 per square foot of NRA of the Premises per annum, or ($8,198.51) per month as described in Exhibit F.

“ADJUSTED RENTAL”:	During year 1, estimated to be $23,772.34 per month.

“SECURITY DEPOSIT”:	$23,772.34.

“PERMITTED USE”:	Tenant shall occupy the Premises for general office use and electronic testing laboratory purposes and, with the prior written consent of Landlord, other uses incidental thereto.

This Basic Lease Information is hereby incorporated into and made a part of the lease attached hereto (the “Lease”).

Each reference in the Lease to any of the information or definitions set forth in this Basic Lease Information shall mean and refer to the information and definitions herein above set forth and shall be used in conjunction with the provisions of the Lease. In the event of any direct conflict between this Basic Lease Information and the Lease, this Basic Lease Information shall control; provided, however, that those provisions of the Lease (including its Exhibits) which expressly require an adjustment to any of the matters set forth in this Basic Lease Information shall supersede the provisions of this Basic Lease Information.

LANDLORD:		TENANT:
JER/BRE AUSTIN TECH L.P.		ISE LABS, INC.
By:	JER/BRE Austin Tech Management,	By:	/s/ DAVID PAN
L.L.C.,
	its General Partner	Name:	David Pan

		Title:	CEO

By:	/s/ CRAIG SMITH

Name:	Craig Smith

Title:	Vice President

Exhibit D-1 – Base Building Specifications
Exhibit D-2 – Landlord’s Construction Specifications
Exhibit E – Parking
Exhibit F – Component Charges
Exhibit F-l – Estimated Component Charges for 2001
Exhibit G – Special Provisions
Exhibit H – Janitorial Service

DATED as of the date first above written.

LANDLORD:		TENANT:
JER/BRE AUSTIN TECH L.P.		ISE LABS, INC.
By:	JER/BRE Austin Tech Management,	By:	/s/ DAVID PAN
L.L.C.,
	its General Partner	Name:	David Pan

		Title:	CEO

By:	/s/ CRAIG SMITH

Name:	Craig Smith

Title:	Vice President

EXHIBIT A

DEPICTION OF PREMISES

May 13, 1997 Rev. July 14, 1999 Job Number 96-387 234.782 Acre Tract (Tract No. 1) Page 1 of 8)

EXHIBIT B

May 13, 1997 Rev. July 14, 1999 Job Number 96-387 234.782 Acre Tract (Tract No. 1) Page 1 of 8)

FIELD NOTES

BEING 234.782 ACRES LOCATED IN THE JAMES ROGERS SURVEY NO. 19, ABSTRACT NO. 659 IN TRAVIS COUNTY, TEXAS, AND MORE PARTICULARLY BEING ALL OF THAT CERTAIN 0.227 ACRE TRACT (A PORTION OF VACATED GAULT LANE) QUITCLAIMED BY THE CITY OF AUSTIN TO INTERNATIONAL BUSINESS MACHINES CORPORATION BY DEED RECORDED IN VOLUME 9553, PAGE 423 OF THE DEED RECORDS OF TRAVIS COUNTY, TEXAS, AND A PORTION OF THAT CERTAIN CALLED 179.67 ACRE TRACT OF LAND CONVEYED TO INTERNATIONAL BUSINESS MACHINES CORPORATION BY DEED RECORDED IN VOLUME 3235, PAGE 393 OF THE DEED RECORDS OF TRAVIS COUNTY, TEXAS AND A PORTION OF THAT CERTAIN CALLED 126.65 ACRE TRACT CONVEYED TO INTERNATIONAL BUSINESS MACHINES CORPORATION BY DEED RECORDED IN VOLUME 3235, PAGE 386 OF THE DEED RECORDS OF TRAVIS COUNTY, TEXAS AND A PORTION OF THAT CERTAIN CALLED 104.69 ACRE TRACT CONVEYED TO INTERNATIONAL BUSINESS MACHINES CORPORATION BY DEED RECORDED IN VOLUME 3269, PAGE 1477 OF THE DEED RECORDS OF TRAVIS COUNTY, TEXAS; SAID 234.782 ACRES BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a 1/2-inch iron rod found at the intersection of the north right-of-way line of Braker Lane (ROW varies) and the west line of F.M. Highway No. 1325 (Burnet Road — 120’ ROW), same being the southeast corner of the herein described 234.782 acre tract;

May 13, 1997 Rev. July 14, 1999 Job Number 96-387 234.782 Acre Tract (Tract No. 1) Page 2 of 8)

THENCE westerly along said north line of Braker Lane the following four (4) courses:

1.	N 82 Degrees 53’53” W a distance of 355.39 feet to a 1/2-inch iron rod found for corner;

2.	N 76 Degrees 30’34” W a distance of 279.06 feet to a 1/2-inch iron rod found for the beginning of a curve to the right;

3.	a distance of 335.04 feet along the arc of said curve to the right having a radius of 1,340.00 feet, a central angle of 14 Degrees 19’33”, and a chord which bears N 69 Degrees 18’06” W a distance of 334.17 feet to a 1/2-inch iron rod found for the point of tangency of said curve;

4.	N 62 Degrees 13’50” W a distance of 574.79 feet to a 1/2-inch iron rod set for the southwest corner of the herein described 234.782 acre tract;

THENCE leaving said north line of Braker Lane through the interior of said International Business Machines Corporation tracts the following thirty-three (33) courses;

1.	N 17 Degrees 46’13” E a distance of 1,038.67 feet to a 1/2-inch iron rod set for corner;

2.	S 72 Degrees 13’38” E a distance of 323.75 feet to a 1/2-inch iron rod set for corner;

3.	N 42 Degrees 16’58” E a distance of 188.62 feet to a 1/2-inch iron rod set for corner;

4.	S 72 Degrees 06’28” E a distance of 246.01 feet to 1/2-inch iron rod set for corner;

5.	S 75 Degrees 21’14” E a distance of 82.34 feet to a 1/2-inch iron rod set for corner;

6.	N 17 Degrees 49’02” E a distance of 581.83 feet to a 1/2-inch iron rod set for corner;

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May 13, 1997 Rev. July 14, 1999 Job Number 96-387 234.782 Acre Tract (Tract No. 1) Page 3 of 8)

7.	S 72 Degrees 16’25” E a distance of 434.07 feet to a 1/2-inch iron rod set for corner;

8.	N 17 Degrees 22’21” E a distance of 214.22 feet to a 1/2-inch iron rod set for corner;

9.	N 01 Degrees 57’42” W a distance of 107.38 feet to a 1/2-inch iron rod set for corner;

10.	N 72 Degrees 15’09” W a distance of 212.14 feet to a 1/2-inch iron rod set for corner;

11.	S 24 Degrees 54’00” W a distance of 16.38 feet to a 1/2-inch iron rod set for corner;

12.	N 72 Degrees 24’34” W a distance of 169.45 feet to a 1/2-inch iron rod set for corner;

13.	S 71 Degrees 39’12” W a distance of 357.05 feet to a 1/2-inch iron rod set for corner;

14.	N 74 Degrees 18’52” W a distance of 112.98 feet to a 1/2-inch iron rod set for corner;

15.	S 49 Degrees 13’31” W a distance of 50.80 feet to a 1/2-inch iron rod set for corner;

16.	N 75 Degrees 37’41” W a distance of 137.36 feet to a 1/2-inch iron rod set for corner;

17.	N 78 Degrees 12’38” W a distance of 182.68 feet to a 1/2-inch iron rod set for corner;

18.	S 17 Degrees 55’43” W a distance of 278.53 feet to a 1/2-inch iron rod set for corner;

19.	N 72 Degrees 27’11” W a distance of 352.32 feet to a 1/2-inch iron rod set for corner;

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May 13, 1997 Rev. July 14, 1999 Job Number 96-387 234.782 Acre Tract (Tract No. 1) Page 4 of 8)

20.	N 17 Degrees 59’05” E a distance of 534.12 feet to a 1/2-inch iron rod set for corner;

21.	S 72 Degrees 20’44” E a distance of 261.71 feet to a 1/2-inch iron rod set for corner;

22.	N 53 Degrees 15’46” E a distance of 109.36 feet to a 1/2-inch iron rod set for corner;

23.	N 17 Degrees 59’09” E a distance of 456.90 feet to a 1/2-inch iron rod set for corner;

24.	N 70 Degrees 56’06” E a distance of 35.88 feet to a 1/2-inch iron rod set for corner;

25.	S 72 Degrees 17’15” W a distance of 547.49 feet to a 1/2-inch iron rod set for the point of curvature of a curve to the left;

26.	a distance of 116.76 feet along the arc of said curve to the left having a radius of 150.00 feet, a central angle of 44 Degrees 35’53”, and a chord which bears S 85 Degrees 24’49” W a distance of 113.83 feet to a 1/2-inch iron rod set for the point of tangency of said curve;

27.	S 63 Degrees 06’52” W a distance of 220.08 feet to a 1/2-inch iron rod set for the beginning of a curve to the left;

28.	a distance of 120.23 feet along the arc of said curve to the left having a radius of 150.00 feet, a central angle of 45 Degrees 55’53”, and a chord which bears S 40 Degrees 09’05” W a distance of 117.04 feet to a 1/2-inch iron rod set for the point of tangency of said curve;

29.	S 17 Degrees 11’18” W a distance of 340.65 feet to a 1/2-inch iron rod set for corner;

30.	N 74 Degrees 03’39” W a distance of 38.10 feet to a 1/2-inch iron rod set for corner;

4

May 13, 1997 Rev. July 14, 1999 Job Number 96-387 234.782 Acre Tract (Tract No. 1) Page 5 of 8)

31.	N 74 Degrees 29’48” W a distance of 200.78 feet to a 1/2-inch iron rod set for corner;

32.	N 16 Degrees 49’19” E a distance of 153.25 feet to a 1/2-inch iron rod set for corner;

33.	N 76 Degrees 14’18” W a distance of 225.43 feet to a 1/2-inch iron rod set for corner in the curving east line of the Missouri-Pacific Railroad (100’ ROW);

THENCE northerly along said east line of the Missouri-Pacific Railroad the following two (2) courses:

1.	a distance of 208.58 feet along the arc of said curve to the left having a radius of 3,854.87 feet, a central angle of 03 Degrees 06’00”, and a chord which bears N 04 Degrees 57’34” W a distance of 208.55 feet to a 1/2-inch iron pipe found for the end of the curve;

2.	N 04 Degrees 40’07” W a distance of 429.99 feet to a 1/2-inch iron rod found for corner in the east line of MoPac Expressway North (Loop 1 - ROW Varies);

THENCE northerly along said east line of the Missouri-Pacific Railroad the following two (2) courses:

1.	N 39 Degrees 32’15” E a distance of 524.06 feet to a 1/2-inch iron rod set for the beginning of a curve to the right;

2.	a distance of 1,086.97 feet along the arc of said curve to the right having a radius of 5,699.58 feet, a central angle of 10 Degrees 55’37”, and a chord which bears N 45 Degrees 01’43” E for a distance of 1,085.33 feet to a 1/2-inch iron pipe found for the point of compound curvature between said curve and another curve to the right;

3.	a distance of 1,409.03 feet along the arc of said curve to the right having a radius of 7,404.44 feet, a central angle of 10 Degrees 54’11”, and a chord which bears N 55 Degrees 53’46” E a distance of 1,406.91 feet to a

5

May 13, 1997 Rev. July 14, 1999 Job Number 96-387 234.782 Acre Tract (Tract No. 1) Page 6 of 8)

1/2-inch iron rod set for the point of compound curvature between said curve and another curve to the right;

4.	a distance of 263.26 feet along the arc of said curve to the right having a radius of 2,261.83 feet, a central angle of 06 Degrees 40’08”, and a chord which bears N 64 Degrees 34’36” E a distance of 263.11 feet to a 1/2-inch iron pipe found for the point of compound curvature between said curve and another curve to the right;

5.	a distance of 40.63 feet along the arc of said curve to the right having a radius of 2,261.83 feet, a central angle of 01 Degrees 01’46”, and a chord which bears N 68 Degrees 18’48” E a distance of 40.63 feet to a concrete monument found for the northwest corner of the herein described 234.782 acre tract, same being the southwest corner of Lot 3, North Loop Business Park Section 1-A recorded in Volume 85, Page 194C of the Plat Records of Travis County, Texas;

THENCE S 62 Degrees 17’37” E along the common line between said Lot 3 and the herein described tract a distance of 633.00 feet to a 1/2-inch iron rod set for corner;

THENCE S 27 Degrees 47’59” W a distance of 31.17 feet to a 1/2-inch iron rod set for corner in the south line of that certain tract previously known as Gault Lane which was vacated by City of Austin Ordinance dated November 7, 1997;

THENCE S 62 Degrees 14’35” E along said south line, same being the north line of the herein described tract a distance of 771.41 feet to a 1/2-inch iron rod set for corner in the curving west line of the aforementioned F.M. Highway No. 1325;

THENCE southerly along said west line of F.M. Highway No. 1325 following six (6) courses;

1.	a distance of 139.35 feet along the arc of said curve to the left having a radius of 3,879.72 feet, a central angle of 02 Degrees 03’28”, and a chord which bears S 26 Degrees 59’52” W a distance of 139.34 feet to a 1/2-inch iron rod found for the point of tangency of said curve;

6

May 13, 1997 Rev. July 14, 1999 Job Number 96-387 234.782 Acre Tract (Tract No. 1) Page 7 of 8)

2.	S 25 Degrees 29’09” W a distance of 1,263.91 feet to a 1/2-inch iron rod found for the beginning of a curve to the left;

3.	a distance of 515.59 feet along the arc of said curve to the left having a radius of 2,924.90 feet, a central angle of 10 Degrees 05’59”, and a chord which bears S 20 Degrees 29’12” W a distance of 514.92 feet to a 1/2-inch iron rod found for the point of tangency of said curve;

4.	S 15 Degrees 24’56” W a distance of 733.08 feet to a 1/2-inch iron rod set for corner;

5.	S 15 Degrees 24’09” W a distance of 1,796.67 feet to a 1/2-inch iron rod set for corner;

6.	S 14 Degrees 59’57” W a distance of 792.34 feet to the POINT OF BEGINNING of the herein described tract and containing 234.782 acres of land.

7

May 13, 1997 Rev. July 14, 1999 Job Number 96-387 234.782 Acre Tract (Tract No. 1) Page 8 of 8)

I HEREBY CERTIFY THAT THIS METES AND BOUNDS DESCRIPTION HAS PREPARED FROM A SURVEY PERFORMED IN THE FIELD UNDER MY SUPERVISION AND IS TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE.

/s/ Steven R. McAngus Steven R. McAngus, R.P.L.S. No. 3680	[SEAL]

(The bearings shown herein are referenced to the Texas State Plane Coordinate System, Central Zone (NAD 1927) based upon City of Austin Electric Department Monument No. EUD-219.)

8

September 15, 1999 Job Number 96-387 0.849 Acre Tract (Tract No. 2)

FIELD NOTES

BEING 0.849 ACRES LOCATED IN THE JAMES ROGERS SURVEY NO. 19, ABSTRACT NO. 659 IN TRAVIS COUNTY, TEXAS, AND MORE PARTICULARLY BEING A PORTION OF THAT CERTAIN CALLED 104.69 ACRE TRACT CONVEYED TO INTERNATIONAL BUSINESS MACHINES CORPORATION BY DEED RECORDED IN VOLUME 3269, PAGE 1477 OF THE DEED RECORDS OF TRAVIS COUNTY, TEXAS; SAID 0.849 ACRES BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a 1/2-inch iron rod found at the intersection of the south right-of-way line of Braker Lane (ROW varies) and the west lien of F.M. Highway No. 1325 (Burnet Road — 120’ ROW), same being the northeast corner of the herein described 0.849 acre tract;

THENCE S 15 Degrees 10’00” W along said west line of Burnet Road a distance of 103.90 feet to a 5/8-inch iron pipe found for the southeast corner of said 104.69 acre tract and the herein described tract, same also being the northeast corner of that certain 0.597 acre tract conveyed to Gene A. Hileman by deed recorded in Volume 6214, Page 2293 of the Deed Records of Travis County, Texas;

THENCE S 62 Degrees 16’36” W along the common line between said 0.597 acre tract a distance of 169.55 feet to a 1/2-inch iron rod found for the northwest corner of said 0.597 acre tract, same being in exterior ell corner of that certain 382 acre tract conveyed to the University of Texas by deed recorded in Volume 994, Page 337 of the Deed Records of Travis County, Texas;

THENCE N 63 Degrees 55’20” W along the common line between said 382 acre tract and the herein described tract a distance of 470.28 feet to a 1/2-inch iron rod found for corner in the aforementioned south line of Braker Lane;

THENCE easterly along said south line of Braker Lane the following two (2) courses:

1.	S 76 Degrees 27’03 E a distance of 279.54 feet to a 1/2-inch iron rod set for corner;

September 15, 1999 Job Number 96-387 0.849 Acre Tract (Tract No. 2)

2.	S 69 Degrees 55’28” E a distance of 349.12 feet to the POINT OF BEGINNING of the herein described tract and containing 0.849 acres of land.

I HEREBY CERTIFY THAT THIS METES AND BOUNDS DESCRIPTION WAS PREPARED FROM A SURVEY PERFORMED IN THE FIELD UNDER MY SUPERVISION AND IS TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE.

/s/ Steven R. McAngus Steven R. McAngus, R.P.L.S. No. 3680	[SEAL]

(The bearings shown herein are referenced to the Texas State Plane Coordinate System, Central Zone (NAD 1927) based upon City of Austin Electric Department Monument No. EUD-219.)

2

EXHIBIT “C”

RULES AND REGULATIONS

1.	Neither Tenant or its employees, agents, contractors, subtenants, assigns or other invitees shall obstruct any road, driveway, sidewalk, doorway, vestibule, hall, or stairway. They shall not park on Project driveways, roads or the parking facilities (including the Parking Areas) of the Project, unless expressly agreed upon in the Lease. There shall be no overnight parking. Any improperly parked vehicle is subject to towing at the expense of the owner of such vehicle.

The above shall park only in those areas designated by Landlord for parking by Tenant and shall not park on any private streets contiguous to, surrounding or in the vicinity of the Building without Landlord’s prior written consent.

2.	No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other exterior part of the Project (or be visible from any public or common area) unless they are of such color, size and style and in such places as shall be first approved in writing by Landlord. Landlord, at Tenant’s sole cost and expense, shall install all letters or numerals by or on doors in such Tenant’s Premises which letters or numerals shall be in Building standard graphics. Except as expressly provided under the Lease, no nails, hooks or screws shall be driven or inserted in any part of the Building outside the Premises except by the Building maintenance personnel nor shall any part of the Building be defaced by Tenant. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

3.	Tenant shall not make noises, cause disturbances or vibrations, or use or operate any electrical or electronic devices that emit sound or other waves or disturbances or create odors, any of which may be unreasonably offensive to or interrupt the operations of other tenants in the Project, or that would interfere with the operation of any device, equipment or radio or television broadcasting or reception from or within the Project or elsewhere, and shall not bring or allow animals (including, without limitation, dogs, cats, ferrets, birds, and reptiles) into the Project, except for the assistance of the handicapped.

4.	Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or Tenant’s agents, employees or invitees shall be paid by Tenant and Landlord shall not in any case be responsible therefor.

5.	Canvassing, distributing, door-to-door soliciting and peddling in the Project is prohibited [except to the extent applicable law (including the National Labor Relations Act) restricts such prohibition] without the prior, written consent of Landlord. Tenant shall take all reasonable and lawful steps, including providing notice to Landlord, of any known violations. The designated location for any site picketing is the Gault Lane entrance.

6.	Landlord reserves the right to exclude or expel from the Project any individual who, in the sole judgment of Landlord, is intoxicated or under the influence of or possesses liquor or drugs, or who possesses a firearm or other instrument, device or item which Landlord determines in its sole discretion, is a danger to others, or who threatens to perform or is performing an unlawful act, or who shall in any manner do any act in violation of these Rules.

7.	No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

8.	Landlord will not be responsible for lost or stolen property, money or jewelry from the Premises or the Project or public or common areas regardless of whether or not such loss occurs when the area is locked against entry.

9.	Landlord to furnish access to the then existing common areas of the Project, which shall be open during prime business hours 7:00 a.m. to 7:00 p.m. During off-hours, Tenant will be provided access via alternate methods. Each tenant to provide a knox box (as described below) and their own locking systems at their entrance off of the common space. Corridor doors, when not in use, shall be kept closed. A “knox box” is a device which provides the fire department and other emergency services a method for accessing the Premises if necessary due to an emergency or similar situation.

10.	Tenant shall store all of its trash, refuse and waste materials within the Premises or in such locations as Landlord may designate, and shall cause the same to be regularly removed at Tenant’s expense. All trash, refuse and waste materials shall be stored in adequate containers so as not to constitute a health or fire hazard or a nuisance to occupants of and invitees present on the Project, and otherwise shall comply with the Law. No

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burning of trash, refuse and waste materials is allowed. Except for waste receptacles authorized by Law, no material or refuse shall be placed or stored on any portion of the Project within twenty feet of the edge of any water course or body of water or any walkway.

11.	To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to the Project except by persons appointed or approved by Landlord in writing, which approval shall not be unreasonably withheld.

12.	Should Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Except as provided in this Lease, electric current shall not be used for heating (except system reheats) or nonstandard power requirements without Landlord’s prior written permission.

13.	Nothing shall be swept or thrown into the corridors, halls, elevator shafts, stairways, or other Common Areas.

14.	Except as expressly provided under this Lease, no machinery of any kind shall be operated in the Premises or Project without the prior written consent of the Landlord, nor shall Tenant use or keep in the Building any flammable or explosive fluid or substance.

15.	No open storage of materials and products will be allowed unless agreed to in writing by Landlord and only when in compliance with law and properly screened from public view by buildings, plant material, earth forms or other devices.

16.	Tenant or its employees, agents, contractors, subtenants, assigns or other invitees are aware of any dangerous situation, or receives a threat of harm to any persons or part of the Project, a representative of that party shall, after notifying the appropriate authority, promptly notify Landlord by telephone at 512-821-2365.

17.	All uses and occupancy of the Project shall comply with all Laws as set forth under the terms and conditions of the Lease.

18.	No individual sewage disposal system shall be permitted on or in connection with any operation in the Premises.

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19.	No individual wells for Tenant’s water supply shall be permitted on the Project.

20.	With respect to work being performed by Tenant in the Premises requiring the approval of Landlord, Tenant will, except as expressly provided under the Lease, refer all contractors, contractors’ representatives and installation technicians rendering any service to Landlord for Landlord’s approval before the performance of any such services. Except as expressly provided under the Lease, this provision shall apply to all work performed in the Building and on the roof including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, roofs, equipment and any other physical portion of the Building.

21.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or materials which requires use of elevators, cranes or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall reasonably designate. The method and routing of such movements shall be in the manner approved by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building if Landlord has reasonable safety concerns. Such movements shall be performed by persons reasonably approved by Landlord. Tenant is to assume all risks as to the damage to articles moved and injury to any person or property resulting from such movement, including equipment, property and personnel of Landlord. In the event Landlord assists in such movement, Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such movement.

22.	Landlord shall have the right to approve the weight and position of safes and other heavy equipment or items, which items shall in all cases, be placed on supporting devices approved by Landlord for the purpose of distributing floor loads. Any damage to the Building caused by the installation or removal of any property of Tenant, or caused by Tenant’s property while in the Building, shall be repaired at Tenant’s expense. Tenant shall bear all costs incurred by Landlord or Tenant in determining the feasibility or actual installation of any such heavy equipment.

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23.	Hazardous Materials.

(a)	Any chemical/environmental permits, licenses, etc. that are required by applicable law for the operations/activities conducted by each Tenant are Tenant’s responsibility.

(b)	Any chemical activities conducted on site will be reviewed and approved by the Landlord.

(c)	A copy of all approved environmental permits, etc. required by Tenant, will be provided to the Landlord within ten (10) days of Tenant’s receipt.

(d)	Tenant spills, regardless of size, are to be reported to the Landlord immediately (within 4 hours).

24.	Rules for Century Oaks Park.

(a)	Landlord retains the right to close the park for the preparation and activities for Landlord’s special events for a period not to exceed seven (7) consecutive days.

(b)	Tenant’s employees, spouses, eligible dependents, and the like shall abide by the park rules established by the Landlord. The following rules are located on large signs in the Park.

Employees and guest are welcome (on a one to one basis, unless otherwise approved by Landlord).

No alcoholic beverages.

No firearms or weapons.

Absolutely no motor vehicles (including motorcycles and bicycles) beyond the parking lot.

Emergency phone (yellow) available at clubhouse/restroom facility building.

Report misuse of facilities to Landlord’s security.

Fires restricted to Landlord’s cooking grills — All fires must be extinguished.

Place trash in waste receptacles.

Reservations for the facilities are posted Monday-Friday, or as deemed necessary.

(c)	Landlord does not provide any type of insurance for use of the Park. It is each participant’s responsibility to assure that he or she

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is in the proper health to perform the activities required of his or her respective sport.

Landlord is not liable for injuries sustained at the Park. Each participant acknowledges participation at their own risk.

(d)	Additional Park Facilities — Playground Equipment.

Jogging Trail (7/8 mile track)

Picnic Area

Restroom Area

Exercise Area

Shower/Lockers

(e) Reservations for Tennis, Basketball, Volleyball Courts, Softball, and Soccer Fields may be reserved by calling 823-8803.

     FAILURE TO ABIDE BY THESE RULES COULD RESULT IN GIVING UP THE PRIVILEGE OF USING CENTURY OAKS PARK, AS DEEMED APPROPRIATE BY LANDLORD.

     ALL PARTICIPANTS IN ANY RECREATIONAL ACTIVITY ARE REMINDED THAT THESE FACILITIES ARE SUPPLIED FOR RECREATIONAL PURPOSES ONLY; PARTICIPANTS MUST CONDUCT THEMSELVES ACCORDINGLY.

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EXHIBIT “D”

CONDITION OF THE PREMISES AND TENANT IMPROVEMENTS

CONDITION OF THE PREMISES.

     Tenant acknowledges and agrees that it has inspected the Premises and Tenant agrees to accept the Premises in its present condition, “AS IS” and “WITH ALL FAULTS.” Landlord shall have no obligation to make any alterations, additions or improvements of any nature to the Premises. TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE NOR WILL MAKE ANY WARRANTIES TO TENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WITHIN THE PREMISES OR AS TO THE CONDITION OF THE PREMISES, WHETHER EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, AND THAT LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE PREMISES ARE OR WILL BE SUITABLE FOR TENANTS INTENDED COMMERCIAL PURPOSES, EXCEPT AS EXPRESSLY PROVIDED IN THE LEASE. Landlord shall, at its sole cost and expense, complete construction of the Building and the Premises in accordance with the Base Building Specifications attached hereto as Exhibit D-1.

ALLOWANCE

     Landlord shall provide Tenant with an allowance (the “Allowance”) of $20.00 per square foot of Net Rentable Area ($266,980.00) for construction of the improvements contemplated by the Plans (as defined below). Subject to a credit for the Allowance, Tenant shall bear the entire cost [including labor, material, equipment, all architectural and engineering fees incurred in connection with the preparation of the Plans of any improvements to be installed in the Premises in accordance with the Plans (the “Construction Costs”).

TENANT IMPROVEMENTS

a.	(1) Tenant shall provide to Landlord final working drawings (the “Plans”) of all improvements that Tenant desires to be installed in the Premises and information regarding the contractor Tenant proposes to use in constructing such improvements. Tenant’s proposed contractor shall be subject to Landlord’s reasonable approval. Such Plans shall include detailed specifications for the construction of and materials to be used in such improvements.

(2) Tenant’s Plans shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or conditioned;

provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) the improvements depicted thereon conform to the specifications, rules and regulations promulgated by Landlord for the construction of tenant improvements and attached hereto as EXHIBIT D-2, and (c) the work will not affect the use by other occupants of the Building (and common areas) with respect to the Building’s HVAC, electrical, mechanical, or plumbing systems. Landlord shall have ten (10) business days following Tenant’s delivery of the Plans to approve or disapprove such Plans. Failure by Landlord to timely approve or disapprove such Plans shall be deemed as Landlord’s approval of such Plans. Approval (or deemed approval) by Landlord of the Plans shall not be a representation or warranty of Landlord that the Plans are adequate for any use, purpose, or condition, or that the Plans comply with any applicable law or code.

(3) Any disapproval of Plans by Landlord shall be in writing and shall specify the reasons for disapproval. Any Plans resubmitted by Tenant shall address all of Landlord’s specified reasons for disapproval. Landlord shall have five (5) business days following receipt of any such resubmitted Plans to approve or disapprove such Plans. Failure by Landlord to timely approve or disapprove such resubmitted Plans shall be deemed as Landlord’s approval of such Plans.

(4) Landlord and Tenant shall repeat the foregoing procedure until approval of the Plans by Landlord.

b.	All design, construction and installation shall conform to Landlord’s construction specifications and the requirements of applicable building, plumbing and electrical codes and the requirements of any authority having jurisdiction with respect to such work.

c.	If Tenant requests materials or installations in addition to or other than as shown on the approved Plans (a “Change”), Landlord’s prior written permission shall be required. Each Change request shall be set forth in a written notice delivered to Landlord, specifying in detail the requested Change.

d.	Tenant’s approved contractor shall perform the construction of all improvements in accordance with the approved Plans. Tenant shall

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pay for all of the Construction Costs, subject to payment by Landlord to Tenant of the Allowance. Landlord shall pay to Tenant the Allowance (less retainage) no later than ten (10) days after the receipt by Landlord of written demand for same, such demand to be delivered after Substantial Completion (as defined below) and such demand to include lien releases from each party providing labor and/or materials to the Premises if the total cost of such labor and/or materials provided by such party exceeds $10,000.00. Landlord may withhold ten percent (10%) of the Allowance amount as retainage, All retainage shall be paid to Tenant upon the expiration of thirty-one (31) days following Substantial Completion of all improvements, provided that at the end of such 31-day period, no mechanic’s, materialman’s, laborer’s or other similar liens in connection with the improvements exist of record on any portion of the Project.

e.	The term “Substantial Completion” shall mean that, in the opinion of Tenant’s architect or space planner (the “Design Professional”), the improvements have been completed substantially in accordance with the Plans, subject to completion of minor punch list items. The Design Professional shall provide a certificate to Landlord stating the date of Substantial Completion prior to payment of the retainage to Tenant.

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EXHIBIT “D-1”

BASE BUILDING SPECIFICATIONS

STRUCTURAL	Freestanding steel joist and column design without any load bearing walls, permitting maximum flexibility of the space

BUILDING AREA	Rentable area ft(2)	179,516 ft(2)
	Usable area ft(2)	154,091 ft(2)
	Add-on factor	16.5%

FLOOR AREA	First floor rentable area ft(2)	89,136 ft(2)
	First floor usable area ft(2)	76,511 ft(2)
	Second floor rentable area ft(2)	87,667 ft(2)
	Second floor usable area ft(2)	75,251 ft(2)

ELEVATORS	Passenger	1 with 2,500 lbs capacity
	Freight	1 with 10,000 lbs capacity

CEILING HEIGHT	First floor to joist	11’ 9”
	First floor to deck	13’ 1”
	Second floor to joist	16’ 3”
	Second floor to deck	18’ 6”

COLUMN SPACING	First floor	22’ 6” x 45’ 0”
	Second floor	45’ 0”

FLOOR TYPE AND LOAD	First floor	3,500 psi (concrete slab on grade)
	Second floor	200 psf

FLOOR FINISHES	Existing concrete slab, broom clean. Finished surfaces to be ready to receive carpet, ceramic tile, resilient tile, wood parquet or stone flooring with additional preparation by Tenant’s flooring contractor, if necessary.

ELECTRICAL SYSTEM	The Building electrical power and distribution system is installed in accordance with applicable building codes. The Building is served by dual 12,470V feeds which are stepped down by dual 3,200 amp transformers. The 480V distribution system can provide 12 W/Rentable Square Feet (“RSF”) to the Premises for Tenant’s lighting and general (receptacle) power combined.

In the Base Building, 480V circuit breaker distribution panels have been provided in the core electrical room on each floor. The service to the Premises will originate from these panels. Empty conduits have been provided where feeders will need to cross-finished core areas to connect the Premises to the core electrical rooms

FIBER OPTICS	Southwestern Bell	on-site SONET ring
	AT&T SONET ring	on Burnet Road
	Time Warner	on-site
	MCI/WorldCom	within 1/8 mile
	E-Spire	off northern boundary line
	Level 3	on southern boundary line
	Metromedia Fiber Network	on southern boundary line
	Qwest	on southern boundary line
	X-O	on southern boundary line

CORE FINISHES	Fire fighting equipment enclosures per code, drinking fountains, janitor’s closets, electrical and mechanical rooms, toilet rooms, fire exit enclosures and related areas to be finished to base building standard.

Specifically, the following will be completed before the application of the Tenant Improvement Allowance to Work Costs:

A. Ladies’ and Men’s restroom complete, including one set of men’s and women’s showers on the lobby level.

B. Drinking fountains (4 per floor)

C. Fire extinguishers throughout the common areas and Premises per code.

D. Exit signs throughout the common areas per code.

E. Lobby-elevator doors finished.

F. Core corridor doors finished in building standard finishes.

G. Stairwell doors finished.

H. Card key access security system at all four building entries.

I. Common corridor walls to be framed, dry walled, taped, sanded and finished with building standard finishes on the corridor side with drywall and tape only on Tenant’s side.

J	Fire and Life Safety requirements per City and State codes including fire detection and alarms throughout the common areas.

K	Landscaping and parking lot to be installed in 2001.

TENANT SPACE FINISHES	All core walls will be dry walled only. Freestanding and engaged columns to be exposed. Perimeter top and bottom bulkheads to be dry walled only.

Building perimeters will be fully finished with regard to water proofing, caulking, glazing and metal finishing, glass cleaning on exterior, metal touch-up and cleaning, building standard interior windowsills to be dry-walled only, and any other actions required to render the perimeters to a Tenant-ready condition.

ROOF	4-ply, 20-year-life built up roof installed in 1994 with a live load rating of 100 psf. The roof provides ample space for antennas, DX Units, GPS Systems, and satellite dishes.

PARKING	Four parking spaces for every 1,000 square feet of rentable space.

FIRE PROTECTION	The building is fully sprinklered with continuous monitoring of the riser pressure and flow alarms. Pull stations are located throughout. All air handlers are equipped with continuously monitored smoke detectors. Three fully staffed City of Austin Fire and Rescue Stations are located within three miles of The Domain.

HVAC SYSTEM	1,246 tons of chilled-water air handler cooling capacity adaptable to individual variable air volume control units. The HVAC system consists of variable volume air units designed to provide primary air at 55.8 Degrees F to the Premises. The quantity of air provided to the Premises shall be sufficient to provide cooling based on Tenant’s lighting and equipment electrical load of not more than 3.5 watts/RSF, an occupant load based on a population density of one person per 143 RSF, with inside design conditions of 75.8 Degrees F Dry Bulb and 50% Relative Humidity. Outside air has been supplied to the variable air volume units based on the ASHRAE 62-1989, which mandates 20 cfm of outside air per person. Tenant shall be responsible for the design and installation of the primary air ducts and the secondary air system within the Premises, which consists of fan powered terminal units and cold air valves (both shall now be referred to as terminal units). The primary ducts stub to the Premises by Landlord and shall be extended as needed to provide the secondary air system requirements by Tenant. Heat shall be provided to the Premises as required with electric heaters within fan-powered terminals by Tenant

WATER/WASTEWATER	Services are provided by the City of Austin Water and Waste Departments. The Domain’s two major supply lines are gravity fed at 105 psig from a 35 million gallon storage tank located three miles from the campus

EXHIBIT “D-2”

LANDLORD’S CONSTRUCTION SPECIFICATIONS

All Tenant work must comply with the following specifications:

DEMISING PARTITIONS

All demising partitions to extend from floor to structure above. Wall system consists of metal studs at 16” on center maximum spacing with a maximum deflection of L/360. Provide 5/8” gypsum board on each face, taped, floated, and painted. Sound insulation batts to be installed in the wall cavity. This is the typical default partition type, unless noted otherwise.

STANDARD PARTITIONS

Wall system extends to the ceiling; consists of 3-5/8”, 25 gage metal studs at 16” on center maximum with 5/8” gypsum board on each face, taped, floated, and painted.

DOORS

1-3/4” thick, solid core wood doors by VT; solid select white birch, plain sawn, all exposed surfaces; Finish #4P8 Mesa, or approved equal. Provide 3’-0” wide x 8’-0” high at tenant interior doors and 3’-6” wide x 8’-0” high at tenant entry doors. Provide 20-minute rated at 1-hour construction.

FRAMES

1-1/2” thick Aluminum frames by RACO; color: clear anodized finish. 20-minute rated at 1-hour construction.

HARDWARE

Provide Best Lock Corporation 35H Series heavy duty mortise lockset with 3H trim design (NO substitutions) at all tenant entry doors. Provide lever type locksets at all interior doors. All cylinders for aluminum-glass entry door hardware and exit devices shall be BEST #1E cylinders (NO substitutions). All keyed locking hardware shall be keyed into the Owner’s existing BEST grandmaster keyed systems (NO substitutions). All locksets, latches, deadbolts, cylinders and cores shall be US26D (626) satin chrome finish. All locksets, latchsets, deadbolts, cylinders, and cores shall be BEST, in order to maintain complete lock and core warranty, as well as owner’s overall BEST keying system continuity. All keyed locking hardware shall be provided with temporary construction cores, for use during the construction phase. Brass construction cores shall be used on all exterior doors, and plastic construction cores on all interior doors. Owner shall be responsible to install all permanent cores, and return all construction cores to BEST. Hinges: 1-1/2 pair butts; stops and silencers, closers and smoke seals required at rated assemblies.

CARPET

Manufacturer, construction, and style to be approved by landlord.

VINYL COMPOSITION TILE

12” x 12” x 1/8” gauge vinyl composition tile; Armstrong Imperial Texture, Standard Excelon, or equal; color to be selected from manufacturer’s standard range. Two-color pattern to be determined. In Workrooms, Breakrooms, Copy Rooms, Tel/Com., and File Rooms only.

PAINT

Benjamin Moore; Regal AquaVelvet Finish; primer and 2-coats; color to be selected from manufacturer’s standard range. At walls and gypsum board soffits.

RUBBER BASE

4” resilient thermoset vulcanized rubber base; straight at carpet, coved at tile; Roppe or equal; color to be selected from manufacturer’s standard range.

WINDOW TREATMENT

Mini-blinds: Horizontal 1” Riviera mini-blinds at exterior windows by Levolor. Typical at all windows, unless noted otherwise. Color: #34 Brushed Aluminum.

CEILING TILE

24” x 24” x3/4” square-edged tiles, Armstrong Cirrus, #532; square edge; color: white.

CEILING GRID

15/16” exposed tee, 2’ x 2’ Prelude XL grid by Armstrong; color: white.

LIGHT SWITCHES

White Commercial specification grade designer series 120/277 volt, 20-amp rocker switch. Hubbell #212x-WA or approved equal by the following: Arrow Hart, Leviton, Pass & Seymour/Legrand, General Electric, and Bryant.

DIMMER SWITCHES

Lutron Nova T* thin profile slide dimmers. Lutron Nova Slide dimmers for zone control in excess of 1500 watts.

WIRING DEVICES

White Commercial specification grade designer series wiring devices. Hubbell #2152WA, #2162WA, #5661, #8410, #5235, #GF5252WA and #GF5352WA or approved equal by the following: Arrow Hart, Leviton, Pass & Seymour/Legrand, General Electric, and Bryant.

FLUSH POKE-THRU

Walker RC3 with four Category 5 communications jacks and duplex receptacle.

FLUORESCENT LIGHTING

In Ceiling:

2’ x 2’: Lithonia 2PM3N GD 2CF40 9LD 277 MOTRN APB, recessed, 2-twin tube CF40 lamps, 9 cell, 3” deep parabolic louver, with combination air supply/return and heat removal.

2’ x 4’: Lithonia 2PM3N GD 332 18 LD 277 MOTRN APB, recessed, 3-F32 T8 lamps, 18 cell, 3” deep parabolic louver, with combination air supply/return and heat removal.

First Floor Exposed Structure:

Corelight NB WM 3TB; 8 foot length, 3 T8 lamps, direct/indirect, aircraft cable mounted.

Second Floor Exposed Structure:

Lithonia THR-250M, High Bay, 250 W metal halide, Acrylic refractor with 15% uplight and/or Corelight NB WM 3TB; 8 foot length, 3 T8 lamps, direct/indirect, aircraft cable mounted.

LAMPS

2’ Twin Tubes: GE F40/30BX/SPX35/RS

4’ Tubes: GE F32T8/SPX35

BALLASTS

2 lamp (Twin Tube): Motorola rapid start T8 high performance electronic ballast (10% THD)).

2 lamp: Motorola rapid start T8 high performance electronic ballast (10% THD))

3 lamp: Motorola rapid start T8 high performance electronic ballast (10% THD)

Provide Emergency Fixtures and Exit Signs with the following 90-minute Battery packs:

EMERGENCY LIGHTING

2x2 Fixtures: Lithonia #EL5 w/ 500W lumen output.

2x4 Fixtures: Lithonia #EL14 w/ 1400W lumen output.

Downlights: Lithonia #ELR w/ remote test switch.

EXIT SIGNS

Lithonia Signature Series LES1R (single face) LES2R (double face), with LED’s, brushed aluminum stencil face, cast aluminum housing and mounting required. Provide number of faces and arrows as indicated on the plans.

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FIRE ALARM SYSTEM

Notifier Fire System AFP-200 Analog Intelligent Fire Alarm Control Panel (No Substitutions).

FIRE DETECTION AND INITIATION DEVICES

Smoke Detectors: System Sensor Plug-in 200 series addressable-analog smoke detectors. Photoelectric and ionization.

Duct Detectors: System Sensor Intelligent (addressable) duct smoke detectors Model DH200RP with TRS451 with remote switch, remote red LED, and sampling tube as required for width of duct.

Manual Stations: Notifier NBG-12 Series with keylock reset, single pole, single throw, dual action station with addressable contact monitor.

Heat Detectors: System Sensor Model 5251 RP thermal detector with addressable contact monitor.

FIRE ALARM ANNUNCIATION DEVICES

System Sensor SpectrAlert horn/strobe Model P2475W with red “Fire” on front, horizontal wall mount.

TENANT ELECTRIC METERS

Square D Power Meter PM650 with display PMD32.

PANELS

Square D I-Line for distribution panels. Square D NQOB for branch circuits.

TRANSFORMERS

Square D K-rated (K-13).

FUSES

Manfactured by Bussmann.

VAV TERMINAL UNITS AND ZONING

Interior Zones: Nailor Model 35SSTLP series fan powered terminal with Johnson Controls variable air volume controller and actuator, and fused or non-fused disconnects where required by NEC. Terminal unit’s will be connected to building DDC system.

Exterior Zones: Nailer Model 35SSTLP series fan powered terminal with Johnson Controls variable air volume controller and actuator, 277 Volt electric heating coil with 2-stage, single point electrical connection, and fused or non-fused disconnects where required by NEC. Connect terminal unit to building DDC system.

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The typical interior zone size will not exceed 1,600 square feet. The typical exterior zone size will not exceed 1,200 square feet.

THERMOSTATS

Johnson Controls temperature sensor with override “ON” and “CANCEL” switches, setpoint adjustment thumbwheel, and communications jack, for use with the base building DDC system.

AIR DEVICES

Slot Diffusers: Titus model N-1 flat black slot diffuser. Provide gypsum board blank-off strip between slot diffusers painted flat black.

Supply Diffusers: Titus model PCS, off-white, perforated face supply diffuser. Return Grilles: Titus model PAR, off-white, perforated face return grille.

SUPPLY DUCTWORK

All primary supply ductwork shall be internally lined, double wall sheetmetal. All secondary ductwork downstream of VAV boxes shall be sheetmetal. Provide rectangular ductwork at first floor tenant spaces and round ductwork at second floor tenant spaces.

RETURN DUCTWORK

All return air and transfer air ductwork shall be internally lined sheetmetal. Provide rectangular ductwork at first floor tenant spaces and round ductwork at second floor tenant spaces.

SPRINKLER

Concealed and/or pendant type as required for areas with or without ceilings.

FIRE EXTINGUISHERS

Badger 5# multi-purpose with mounting bracket.

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EXHIBIT “E”

PARKING

     Tenant shall be permitted to use the parking area (including parking garage, if any), associated with the Building during the primary Lease Term as follows: unreserved parking spaces equal to four (4) parking spaces per each 1,000 square feet of Net Rentable Area of the Premises subject to such reasonable terms, conditions and regulations as are from time to time applicable to patrons of said parking area for spaces similarly situated within said parking area; In the event the parking spaces become unavailable to Tenant during any portion of the term of this Lease for any reason, except Tenant’s inability to utilize said parking spaces, then Landlord shall make available to Tenant sufficient parking spaces to meet Tenant’s parking requirements set forth in this Exhibit E within reasonable proximity of the Building containing the Premises.

EXHIBIT “F”

COMPONENT CHARGES

     In addition to the rental payable by Tenant under this Lease, Tenant shall pay additional rent (also referred to herein as “Component Charges”) determined as follows:

     1.     For the purposes of this Exhibit, the term “Component Charges” shall mean any and all costs, expenses and disbursements of every kind and character (subject to the limitations set forth below) which Landlord shall incur, pay or become obligated to pay in connection with the operation, insurance, maintenance, repair, replacement, and security of the Project, or any portion thereof, determined in accordance with generally accepted cash basis accounting principles consistently applied, including but not limited to the following:

     a.     Wages, salaries and other benefits of all employees of Landlord and/or managing agent who are engaged in the operation, repair, maintenance or security of the Project (including, without limitation, payroll, unemployment, social security and other taxes, insurance, vacation, Holiday, sick pay, and other fringe benefits, but excluding profit sharing benefits, if any) and reasonable and customary management fees of any managing agent of the Project.

     b.     All supplies, equipment and materials used in the operation, maintenance, repair or security of all or any portion of the Project.

     c.     Cost of all capital improvements and/or replacements made to the Project which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, as well as all capital improvements made in order to comply with any statutes, rules, regulations, or directives hereafter promulgated by any governmental authority relating to energy, conservation, public safety or security, as amortized (with interest on the unamortized balance at the prime rate of interest as stated in the Wall Street Journal [on the date such capital improvement is completed] plus 2%) on a straight-line basis over the useful life of such improvements by Landlord for federal income tax purposes.

     d.     Cost of all utilities, other than the cost of excess electricity (or individually metered electricity) supplied to tenants of the Project which is actually reimbursed to Landlord by such tenants.

     e.     Cost of all maintenance and service agreements on equipment, including alarm service, window cleaning and elevator maintenance.

     f.     Cost of casualty, rental and liability insurance applicable to the Project and Landlord’s personal property used in connection therewith.

     g.     All taxes and assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project, or any portion thereof, or its operations, excluding, however, (i) income, franchise, transfer, inheritance, recordation, gains, net profits, gift, intangible, or capital stock taxes, unless such taxes are levied or assessed against Landlord in lieu of, or as a substitute for, any other which that would otherwise constitute a real estate or real property tax, (ii) any personal property tax assessed against property owned, used or leased by Landlord (unless and to the extent such personal property is used in the operation of the Project) or any other tenant or occupant of the Building or the Project, (iii) interest or penalties on any late payment of taxes and assessments so long as Tenant is not in default hereunder with respect to payments of rent or (iv) any portion of any assessment payable over time other than the minimum installment actually paid during such year.

     h.     Cost of repairs and maintenance of the Project, or any portion thereof.

     i.     Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair or security of the Project, or any portion thereof.

     j.     Prorata cost incurred by reason of any recorded easements or restrictions which affect all or any portion of the Project and any costs incurred in the operation, maintenance, insurance, repair and security of the common or public areas of the business park or planned development of which the Project, or any portion thereof, is a part or included within.

     k.     If the Building is less than ninety-five percent (95%) occupied for all or a portion of the calendar year, those costs and expenses of the type included in the foregoing provisions of this Paragraph 1 which, in Landlord’s reasonable judgment, would vary based on the occupancy of the Building and would have been incurred if the Building had been ninety-five percent (95%) occupied.

There are specifically excluded from the definition of the term “Basic Cost” (i) expenses for capital improvements made to the Project other than (A) capital improvements described in subparagraph (1)(c) above and (B) items which, though capital for accounting purposes, are properly considered maintenance and repair items (such as painting of common areas, replacement of carpet in elevator lobbies, and the like); (ii) electricity costs paid by Tenant pursuant to Paragraph 4 of this Lease; (iii) expenses for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other

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than Tenant; (iv) depreciation of the Project; (v) leasing commissions; (vi) legal expenses (other than those legal expenses, if any, which are incurred to contest real estate taxes or assessments); (vii) income taxes imposed on the income of Landlord from the operation of the Project; and (viii) those costs, if any, for which Landlord is entitled to direct reimbursement from any tenant, but only to the extent that Landlord is so entitled; (ix) expenses incurred by Landlord to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building; (x) expenses incurred by Landlord to lease space to new tenants or to retain existing tenants including leasing commissions, advertising and promotional expenditures; (xi) expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Building; (xii) interest, principal, points and fees, amortization or other costs associated with any debt (except as expressly provided herein) and all costs of refinancing or transfer or syndication of the Building or Project and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent lease (except to the extent that such payments are for real estate taxes or insurance premiums), irrespective of whether this Lease is subject or subordinate thereto; (xiii) expenses for the replacement of any item covered under warranty to the extent money is recovered under such warranty; (xiv) costs of repair necessitated by Landlord’s negligence or willful misconduct, or of correcting any latent defects or original design defects in the Building or Project; (xv) expenses for any item or service not provided, offered or available to Tenant but exclusively to certain other tenants in the Building or Project; (xvi) salaries of employees above the grade of on-site manager, and of employees to the extent such employees’ time is not spent directly in the operation of the Project; (xvii) Landlord’s general corporate overhead and administrative expenses, as the case may be, which expenses would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied; (xviii) expenses incurred by Landlord in order to comply with all present (i.e. effective as of the Lease Date) laws, ordinances, requirements, orders, directives, rules and regulations of federal, state, county and city governments and of all other governmental authorities having or claiming jurisdiction over the Building and Project, including without limitation the Americans with Disabilities Act of 1990; (xix) fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the service provided; (xx) the operating expenses incurred by Landlord relative to retail stores, or any specialty service in the Building or the Project.

     2.     Exhibit F-1 describes the estimated Component Charges for calendar year 2001.

     3.     In addition to the Adjusted Rental, Tenant shall, with respect to the entire Lease Term (and any renewal or extension thereof) pay as additional rent an amount equal to the actual Component Charges applicable to the Premises for each calendar year which is in excess of the total amount of estimated Component Charges and the Additional

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Payments (hereinafter defined) paid by Tenant as part of the Adjusted Rental payable with respect to such calendar year (the “Excess”). Landlord, at its option, may collect such additional rent in a lump sum, to be due and payable within fifteen (15) days after Landlord furnishes to Tenant a statement of Component Charges for the previous first calendar year, and beginning with the first full calendar year following the Commencement Date, and during each calendar year thereafter, Landlord shall make a good faith estimate of the Excess for each such calendar year and, upon 30 days notice to Tenant, may require a monthly payment (payable in advance on the first day of each month) of such additional rent equal to one-twelfth (1/12) of such estimated Excess. Any amounts paid based on such an estimate (the “Additional Payments”) shall be subject to adjustment pursuant to Paragraphs 4 and 5 of this Exhibit “F” when the actual Component Charges are available for such calendar year.

     4.     After the close of each quarter, Landlord may, but shall be under no obligation to, send Tenant a statement, which identifies the Component Charges for specific utilities actually consumed by Tenant during the prior three (3) months and which compares the monthly estimated payments made by Tenant for such utilities with the actual consumption by Tenant of such utilities. If the actual consumption exceeds the estimated payments therefor, Tenant shall pay Landlord as additional Rent, the excess amount due Landlord within thirty (30) days after receipt of such quarterly statement. If the estimated payments for utilities made by Tenant exceed the actual consumption thereof, Tenant shall receive a credit of such excess amount against the next monthly payment of Adjusted Rent due and owing hereunder, except at the end of the Lease term, in which event Landlord shall refund such excess amount to Tenant within 30 days.

     5.     Within 90 days after the end of each calendar year, Landlord shall deliver to Tenant an annual statement comparing the estimated Component Charges paid by Tenant during the previous calendar year with Landlord’s actual costs therefor during such period. If the actual costs for Component Charges exceed the estimated payments therefor, Tenant shall pay Landlord as additional Rent, the excess amount due Landlord within thirty (30) days after receipt of such annual statement. If the estimated payments for Component Charges made by Tenant exceed the actual costs therefor, Tenant shall receive a credit of such excess amount against the next monthly payment of Adjusted Rent due and owing hereunder, except at the end of the Lease term, in which event Landlord shall refund such excess amount to Tenant within 30 days.

     6.     In the event a property owner’s association (the “POA”) is created for the Project (or any portion thereof) and the Building is subject to the POA, Tenant agrees to pay its proportionate share of all reasonable fees and assessments (the “POA Fees”) assessed against the Building by the POA so long as the POA Fees are for services provided by the POA which would otherwise be provided by the Landlord and paid by Tenant as Component Charges; however, there shall not be a duplication of charges by Landlord under this Lease and under the POA. All provisions in the Lease applicable to

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Component Charges shall be applicable to the POA including the provisions of this Exhibit F. The POA Fees and Tenant’s proportionate share thereof shall be allocable to the Building based on the Net Rentable Area of the Building as compared to the Net Rentable Area of all buildings affected by the POA and the portion allocated to the Building will be allocated to the Premises on the same basis that Component Charges are allocated to the Premises.

     7.     Tenant, at its sole cost and expense except as provided below, shall have the right (to be exercised by giving notice to Landlord within one-hundred eighty (180) days after receipt of the statement of the actual Component Charges for such previous calendar year) to audit and/or inspect Landlord’s books and records pertaining only to items affecting the Component Charges for such preceding calendar year; provided that (1) such audit and/or inspection must also be commenced and concluded within 90 days after Tenant’s notice to inspect and Landlord makes such books and records available to Tenant for review, inspection and copying, and (2) such audit and/or inspection may be conducted only by an employee of Tenant or by an independent, certified public accountant, who are not engaged on a contingent fee basis. Tenant, on behalf of itself, its agents and employees, agrees to keep the nature and content of all documents confidential (except for Tenant’s attorneys, accountants, lenders, financiers and those parties to which Tenant has a legal duty to disclose such information), and Tenant shall return all copies of such books and records to Landlord at the conclusion of the inspection, but Tenant may retain a copy in its files. Tenant must furnish to Landlord a copy of the audit or inspection report upon completion of the audit or inspection. No such audit shall relieve Tenant of its obligation to pay any Adjusted Rental or any Excess. Upon completion of the audit, if the sum of the estimated Component Charges and Additional Payments paid by Tenant to Landlord with respect to the year covered by such audit is in excess of Tenant’s Share of the actual Component Charges for such year, then Landlord shall refund any such overpayment to Tenant within 30 days after completion of such audit. If the sum of the estimated Component Charges and Additional Payments paid by Tenant to Landlord with respect to the year covered by such audit is less than Tenant’s Share of the actual Component Charges for such year, Tenant hereby agrees to pay Landlord within thirty (30) days of the completion of the audit an amount equal to such excess. If such audit or inspection shows that Landlord overstated Component Charges by more than 5%, then Landlord shall pay for the cost of the audit or inspection if such audit and/or inspection was conducted only by an independent, certified public accountant practicing for an accounting firm of national prominence, who was not engaged on a contingent fee basis (a “CPA Auditor”). If such audit and/or inspection was not conducted by a CPA Auditor, then Landlord may require that a CPA Auditor perform such audit. If required by Landlord and if such CPA Auditor confirms that the estimated Component Charges paid by Tenant to Landlord with respect to the year covered by such audit exceeds the actual Excess Component Charges for such year by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in such audit performed by a CPA Auditor.

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     8.     Notwithstanding anything to the contrary in this Lease, since the Project consists of multiple buildings, certain Component Charges may pertain to a particular building(s) and other Component Charges to the Project as a whole. Any such costs applicable to any particular building within the Project shall be charged to the building in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other such costs applicable to the Project shall be equitably charged to each building in the Project (including the Building) with the tenants in each such building being responsible for paying their respective proportionate shares in such building of such costs to the extent required under the applicable leases. Landlord shall good faith allocate such costs to the buildings (including the Building) in a commercially reasonable and non-discriminatory manner.

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EXHIBIT “F-1”

ESTIMATED COMPONENT CHARGES FOR CALENDAR YEAR 2001

COMMON AREA	$2.23 / RSF
MAINTENANCE
PROPERTY TAXES	$0.88 / RSF
INSURANCE	$0.11 / RSF
UTILITIES	$2.38 / RSF

     Estimated based on 6 Watts / RSF of power usage.

JANITORIAL	$0.96 / RSF
PROPERTY MANAGEMENT FEE

     This fee will be based on a three percent (3%) of the total gross rents for the Building.

ESTIMATED TOTAL	$7.37 / RSF

EXHIBIT “G”

SPECIAL PROVISIONS

1.     CUP SERVICES. The CUP Utilities (steam, compressed air and chilled water) provided to the Premises by Landlord under this Lease are generated at the Central Utility Plant (the “CUP”) located on the Project. Tenant acknowledges that Landlord is currently negotiating with Austin Energy regarding the purchase of the CUP by Austin Energy. In the event such sale is consummated, Tenant shall, at Landlord’s option, enter into a direct contract with Austin Energy for provision of the CUP Utilities to the Premises, provided the costs charge to Tenant for CUP Utilities is competitive and at fair market rates, whereupon Landlord’s obligations under this Lease with respect to providing the CUP Utilities to the Premises shall terminate.

2.     ACCESS TO PREMISES. Tenant shall have access on a 24/7 basis to the Premises.

3.     VACUUM PUMP. Tenant shall have the right, at its sole cost, to install a ten (10) horsepower vacuum pump to serve the Premises. The location of the pump shall be mutually agreed to by Landlord and Tenant.

4.     EXTENSION OPTION. Subject to Subsections B and C below, Tenant may at its option extend the Term of this Lease for the entire Premises for one (1) period of five (5) years (the “Renewal Term”) upon the same terms contained in this Lease, [excluding the provisions of Exhibit D) of the Lease and except for the amount of Basic Rent payable during the Renewal Term]. Tenant shall have no additional extension option.

A.	The Base Rent during the Renewal Term shall be the then prevailing Market Rate (as defined in Paragraph 38 of the Lease).

B.	To exercise its option, Tenant must deliver an initial non-binding notice to Landlord not less than two hundred seventy (270) days prior to the proposed commencement of the applicable Renewal Term. At some point between three hundred (300) and one hundred fifty (150) days prior to the proposed commencement of the applicable Renewal Term, Landlord shall calculate and inform Tenant of the Market Rate of the Base Rent for the Premises. Tenant will have fifteen (15) days following receipt of such proposed Market Rate from Landlord to notify Landlord that Tenant desires to follow the provisions of paragraph 38 of this Lease for determining the Market Rate. Failure by Tenant to timely respond shall be deemed as Tenant’s notice that it accepts Landlord’s determination of the

Market Rate. If Tenant fails to give its initial non-binding notice timely, Tenant will be deemed to have waived its option to extend.

C.	Tenant’s option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its final binding notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Premises.

EXHIBIT H
OVERALL STANDARD CLEANING SPECIFICATIONS AND FREQUENCIES

CONFERENCE
BREAK
	VENDING				RAISED
	CLASSROOMS	OFFICE AREAS	RESTROOMS	HALLWAYS	FLOOR AREAS	STAIRWELLS	ENTRANCES

FLOORS
clean up spills	OR	OR	OR	OR	OR	OR	D
vacuum/sweep/mop	D	BI-W	2D	D	W	3W
spot clean carpets	D	Q		D		3W
spray buff vinyl	W	Q		M		M
shampoo carpets	Q	A		Q		Q
machine scrub/recondition vinyl	Q	A	Q	Q		Q
strip recondition vinyl			A
entrance/walks within 30 feet of building							D
clean walk-off mats							W
TRASH PICKUP	D	D	2D	D	D	D	D
FURNITURE
clean tabletops/countertop	D
spot clean	D	Q			M
brush/vacuum fabric chairs		M
DUST
vert./horiz. surfaces	W	BI-W		W	W	3W
dust blinds	M	M		M	M
dust/clean air vents	Q	A	Q	A	A	Q

Cleaners don’t clean computers, printers, video displays or cabling.

Cleaners should not move anything on desktop, file cabinet or credenzas.

MISCELLANEOUS
spot clean walls/partitions doors/door frames	W	BI-W	2D	W	M	M
clean marker boards	OR	OR	OR	OR	OR
restock paper towels	D
clean glass partitions/ windows/doors	W			W		W
police trash within 30 feet of building						D
clean/disinfect drinking fountain, restock cups				D
RESTROOMS
clean/disinfect sanitary napkin units			2D
clean/disinfect lavatories			2D
clean/disinfect commodes & urinals			2D
damp wipe all ledges			2D
damp wipe/disinfect sides back & door in toilet stall			2D
clean mirrors, soap dispensers, fixtures, piping			2D
restock materials			2D
mop/disinfect floors & baseboards			2D
dust locker, stall tops, shelving, counter tops			2D
wash/disinfect shower stalls			2D
wash walls & ceiling (if concrete type ceiling)			Q

D = daily   2D = twice daily   W = weekly   BI-W = every other week
Q = quarterly   A = annually   OR = on request